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                           PRIMARY SERVICING AGREEMENT

                                     between

                       NATIONWIDE LIFE INSURANCE COMPANY,
                              as Primary Servicer,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Master Servicer,

                          Dated as of September 1, 2007

                        ---------------------------------

                Bear Stearns Commercial Mortgage Securities Inc.
                  Commercial Mortgage Pass-Through Certificates
                                Series 2007-PWR17

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                                TABLE OF CONTENTS

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 SECTION                                                                                       PAGE
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                                                ARTICLE I
                               DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

SECTION 1.01.    Defined Terms....................................................................2
SECTION 1.02.    General Interpretive Principles..................................................4

                                                ARTICLE II
                                CONTRACT FOR PRIMARY SERVICING; DOCUMENTS

SECTION 2.01.    Contract for Primary Servicing...................................................5
SECTION 2.02.    Possession of Mortgage Loan Documents............................................5

                                               ARTICLE III
                                     SERVICING OF THE MORTGAGE LOANS

SECTION 3.08.    Fidelity Bond and Errors and Omissions Insurance Policy
                 Maintained by the Primary Servicer..............................................15
SECTION 3.09.    Enforcement of Due-On-Sale Clauses; Assumption Agreements;

                                                ARTICLE IV
                            EXCHANGE ACT REPORTS; ANNUAL COMPLIANCE DOCUMENTS

SECTION 4.01.    Exchange Act Reports; Annual Compliance Documents...............................30

                                                ARTICLE V
                                                 DEFAULT

SECTION 5.01.    Events of Default...............................................................35
SECTION 5.02.    Waiver of Defaults..............................................................38

                                                ARTICLE VI
                                               TERMINATION

SECTION 6.01.    Termination.....................................................................39
SECTION 6.02.    Termination with Cause..........................................................39
SECTION 6.03.    Resignation of the Master Servicer..............................................39

                                               ARTICLE VII
                                              MISCELLANEOUS

                                    EXHIBITS

EXHIBIT A        POOLING AND SERVICING AGREEMENT
EXHIBIT B        PRIMARY SERVICER'S OFFICER'S CERTIFICATE
EXHIBIT C        MORTGAGE LOAN SCHEDULE
EXHIBIT D        FORM OF COVER PAGE FOR REPORT OR CERTIFICATION
EXHIBIT E        FORM OF QUARTERLY TAX MONITORING REPORT
EXHIBIT F        FORM OF QUARTERLY INSURANCE MONITORING REPORT
EXHIBIT G        FORM OF QUARTERLY UCC TRACKING REPORT
EXHIBIT H        FORM OF INSPECTION REPORT
EXHIBIT I        FORM OF CMSA STANDARD REPORTING PACKAGE
EXHIBIT J        ITEMS REQUIRED FOR DEFEASANCE SUBMISSION TO MASTER SERVICER
EXHIBIT K        FORM OF RESERVE ACCOUNT STATUS LIST
EXHIBIT L        FORM OF ASSIGNMENT AND ASSUMPTION SUBMISSION
EXHIBIT M        FORM OF ADDITIONAL LIEN, MONETARY ENCUMBRANCE AND MEZZANINE
                   FINANCING SUBMISSION
EXHIBIT N        FORM OF SNDA
EXHIBIT O        FORM OF RESERVE REPORT
EXHIBIT P        FORM OF REMITTANCE REPORT
EXHIBIT Q        FEE, TIMING AND CONSENT ADDENDUM
EXHIBIT R        [Reserved]
EXHIBIT S        FORM OF QUARTERLY SERVICING ACCOUNTS RECONCILIATION
                   CERTIFICATION

                                      -iii-

                           PRIMARY SERVICING AGREEMENT

            This Primary Servicing Agreement (this "Agreement"), is dated and effective as of September 1, 2007, by and between NATIONWIDE LIFE INSURANCE
COMPANY, an Ohio Corporation having an office at One Nationwide Plaza, 1-34-02,
Columbus, Ohio 43215-2220, and each of its successors and assigns (the "Primary
Servicer"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association under the laws of the United States having an office at Wells Fargo
Center, 45 Fremont Street, 2nd Floor, San Francisco, California 94105,
Attention: Commercial Mortgage Servicing, and its successors and assigns, as master servicer (the "Master Servicer").

                             PRELIMINARY STATEMENT:

            BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., as depositor
(together with its successors and assigns in such capacity, the "Depositor"),
PRUDENTIAL ASSET RESOURCES, INC., as a master servicer and loan specific special servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a master servicer,
CENTERLINE SERVICING, INC., as general special servicer (together with its successors and assigns in such capacity, the "Special Servicer"), WELLS FARGO
BANK, NATIONAL ASSOCIATION, as certificate administrator (together with its successors and assigns in such capacity, the "Certificate Administrator") and as tax administrator and LASALLE BANK NATIONAL ASSOCIATION, as trustee (together with its successors and assigns in such capacity, the "Trustee") have entered into that certain Pooling and Servicing Agreement, dated as of September 1, 2007
(the "Pooling and Servicing Agreement" or "PSA"), which agreement provides, among other things, for the servicing and administration of certain multifamily and commercial mortgage loans on behalf of the Trustee; and

            The Master Servicer desires to enter into a contract with the
Primary Servicer whereby the Primary Servicer shall primary service those mortgage loans (such mortgage loans, the "Mortgage Loans") identified on the schedule attached hereto as Exhibit C (the "Mortgage Loan Schedule"), on behalf of the Master Servicer. References herein to the "Mortgage Loans" shall not be construed to refer to any mortgage loans that are serviced under the Pooling and
Servicing Agreement but are not identified on the Mortgage Loan Schedule.

            NOW, THEREFORE, in consideration of the mutual agreements
hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

            SECTION 1.01.       Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

            "ABS Issuing Entity" means each trust or entity that has issued asset-backed securities that directly or indirectly evidence interests in or are secured by a pledge of one or more mortgage loans serviced hereunder (regardless of whether such mortgage loan constitutes a "Mortgage Loan" under the other provisions of this Agreement), it being understood that the trust established under the Pooling and Servicing Agreement constitutes an ABS Issuing Entity and that there is no other ABS Issuing Entity for purposes of the Mortgage Loans primary serviced under this Agreement.

            "Agreement" shall have the meaning set forth in the introductory paragraph hereof.

            "Applicable Depositor" means the Depositor under the PWR17
Transaction or the depositor with respect to an ABS Issuing Entity other than the PWR17 Trust.

            "Certificate Administrator" shall have the meaning set forth in the
Preliminary Statement hereof.

            "Certificateholders" shall mean the holders of the commercial mortgage pass-through certificates issued pursuant to the Pooling and Servicing
Agreement.

            "Closing Date" shall mean September 27, 2007.

            "CMSA Reports" shall mean the Comparative Financial Status Report,
Delinquent Loan Status Report, Servicer Watchlist, Loan Level Reserve Report,
NOI Adjustment Worksheet, Operating Statement Analysis Report, Loan Periodic
Update File, Property File, and Financial File, all as part of the standard forms developed by the CMSA as they may be updated, modified or expanded from time to time, the initial forms of which are set forth in Exhibit I attached hereto, together with such additional CMSA reports as may be adopted by the CMSA in the future from time to time.

            "Depositor" shall have the meaning set forth in the Preliminary
Statement hereof.

            "Form 8-K" means Form 8-K under the Exchange Act.

            "Form 10-D" means Form 10-D under the Exchange Act.

            "Form 10-K" means Form 10-K under the Exchange Act.

            "Excess Servicing Fee" means for each calendar month, as to each
Mortgage Loan, an amount calculated as follows: the related Excess Servicing Fee
Rate applicable to such month (determined in the same manner as the applicable mortgage rate determined for such Mortgage Loan for such month) multiplied by the scheduled principal balance of such Mortgage Loan immediately before the Due
Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on such Mortgage Loan and payable only from collections on such Mortgage Loan.

                                       -2-

            "Excess Servicing Fee Rate": The rate per annum with respect to each
Mortgage Loan as set forth on Exhibit C.

            "Event of Default" shall have the meaning set forth in Section 5.01 hereof.

            "Master Servicer" shall have the meaning set forth in the
introductory clause hereof.

            "Mortgage Loan Schedule" shall have the meaning set forth in the
Preliminary Statement hereof.

            "Mortgage Loans" shall have the meaning set forth in the Preliminary
Statement hereof.

            "Nondisqualification Opinion" shall mean an Opinion of Counsel to the effect that a contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event.

            "Originator" means any person (or group of affiliated persons) that the Master Servicer notifies the Primary Servicer has, within the meaning of
Item 1110 of Regulation AB, originated, or is expected to originate, 10% or more of the pool assets of an ABS Issuing Entity.

            "Pooling and Servicing Agreement" or "PSA" shall have the meaning set forth in the Preliminary Statement hereof.

            "Primary Certificate Account Statement" shall have the meaning set forth in clause Section 3.11(b).

            "Primary Certificate Account" shall have the meaning set forth in
Section 3.04(a) hereof.

            "Primary Servicer Remittance Date" shall have the meaning set forth in Section 3.05(b) hereof.

            "Primary Servicer Determination Date" shall have the meaning set forth in Section 3.05(b) hereof.

            "Primary Servicer Reporting Date" shall have the meaning set forth in Section 3.05(b) hereof.

            "Primary Servicer" shall have the meaning set forth in the introductory clause hereof.

            "Primary Servicing Fee" shall have the meaning set forth in Section
3.10(a) hereof.

            "Primary Servicing Fee Rate" shall have the meaning set forth in
Section 3.10(a) hereof.

            "PWR17 Transaction" means the transaction to which the Pooling and
Servicing Agreement relates.

            "PWR17 Trust" means the ABS Issuing Entity to which the Pooling and
Servicing Agreement relates.

            "Rating Agency Confirmation" means, with respect to any action or proposed action, written confirmation from each Rating Agency to the effect that such assignment would not result in an Adverse Rating Event with respect to any
Class of Certificates.

                                       -3-

            "Regulations" means the rules, regulations and policy statements of the SEC as in effect from time to time.

            "Relevant Servicing Criteria" means the Servicing Criteria applicable to the Primary Servicer, as set forth on Schedule VIII attached to the Pooling and Servicing Agreement.

            "Reports" shall mean those reports expressly required to be delivered pursuant to this Agreement. Reports shall include: (i) the reports required to be delivered hereunder in the form attached hereto as Exhibits E, F,
G, H, I, K, L, M, N, O and P, or in any other form otherwise acceptable to the
Master Servicer; (ii) Primary Certificate Account Statements; and (iii)
statements, notices and reports required to be delivered pursuant to Sections
3.05, 3.06, 3.07, 3.08, 3.09, 3.11, 3.13 and 3.14 of this Agreement.

            "Significant Obligor for Unrelated Loans" means, with respect to the
PWR17 Transaction, a person that is identified in the Prospectus Supplement as a
"significant obligor" for the ABS Issuing Entity within the meaning of Item
1101(k) of Regulation AB. For the avoidance of doubt, the parties acknowledge that the Pooling and Servicing Agreement entitles the parties to rely on the
Prospectus Supplement for purposes of identifying a "significant obligor" for the ABS Issuing Entity and that the Prospectus Supplement does not identify any
Borrower under a Mortgage Loan primary serviced hereunder as a "significant obligor" for the ABS Issuing Entity.

            "Special Servicer" shall have the meaning set forth in the
Preliminary Statement hereof.

            "Trustee" shall have the meaning set forth in the Preliminary
Statement hereof.

            SECTION 1.02.       General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i)     the terms defined in this Agreement include the plural
      as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii)    accounting terms not otherwise defined herein have the
      meanings assigned to them in accordance with GAAP as in effect from time to time;

                  (iii)   references herein to "Articles", "Sections",
      "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv)    a reference to a Subsection without further reference
      to a Section is a reference to such Subsection as contained in the same
      Section in which the reference appears, and this rule shall also apply to
      Paragraphs and other subdivisions;

                  (v)     the words "herein", "hereof", "hereunder", "hereto",
      "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi)    the terms "include" and "including" shall mean without
      limitation by reason of enumeration.

                                       -4-

                                   ARTICLE II

                    CONTRACT FOR PRIMARY SERVICING; DOCUMENTS

            SECTION 2.01.       Contract for Primary Servicing.

            The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, and the Primary Servicer, by execution and delivery of this Agreement, does hereby contract with the Master
Servicer, subject to the terms of this Agreement, for the primary servicing of the Mortgage Loans by the Primary Servicer, such primary servicing to commence on the Closing Date. Simultaneously with such execution and delivery, the parties hereby acknowledge the provisions of the Pooling and Servicing
Agreement, a copy of which is attached hereto as Exhibit A, and the Primary
Servicer shall deliver to the Master Servicer an Officer's Certificate of the
Primary Servicer, substantially in the form of Exhibit B hereto, including all attachments thereto.

            SECTION 2.02.       Possession of Mortgage Loan Documents.

            On and after the Closing Date, the Primary Servicer shall hold such
Mortgage Loan Documents as are in the possession of the Primary Servicer in trust, on behalf of the Master Servicer for the benefit of the Trustee and the
Certificateholders. The Primary Servicer's possession of any portion of the
Mortgage Loan Documents shall be at the will of the Master Servicer and the
Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the Mortgage Loan pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only.
Upon request, the Primary Servicer shall reasonably promptly forward to the
Master Servicer copies of such documents then in the possession of the Primary
Servicer if not part of the Mortgage File forwarded to the Trustee.
Notwithstanding the foregoing, the Primary Servicer shall be entitled to retain in its possession at all times a photocopy of each of the Mortgage Loan
Documents with respect to the Mortgage Loans. Any portion of the Mortgage Loan
Documents retained by the Primary Servicer shall be identified to reflect clearly the ownership of the Mortgage Loan by the Trustee, on behalf of the
Certificateholders. The Primary Servicer shall release from its custody any
Mortgage Loan Documents retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. For the avoidance of doubt, none of the foregoing provisions of this Section 2.02 shall limit any obligation the Primary
Servicer may have, in its capacity as Pooled Mortgage Loan Seller, to deliver the Mortgage Loan Documents related to any Mortgage Loan to the Trustee as required by the Nationwide Pooled Mortgage Loan Purchase Agreement.

                                       -5-

                                   ARTICLE III

                         SERVICING OF THE MORTGAGE LOANS

            SECTION 3.01.       General Provisions.

            (a)   The Primary Servicer, as an independent contractor, shall
perform its servicing and administrative duties hereunder for and on behalf of the Trust and for the benefit of the Certificateholders as a collective whole, in a manner consistent with the Servicing Standard and the requirements, guidelines, procedures and restrictions imposed upon the Master Servicer under the relevant sections of the Pooling and Servicing Agreement; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Primary Servicer of the collectability of payments on the
Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Primary Servicer. The addendum attached hereto as Exhibit Q which addresses certain fee, timing and related matters (the "Fee, Timing and Consent Addendum") is hereby incorporated by reference as if fully set forth herein. Any conflict between the provisions of the main body of this Agreement and the Fee, Timing and Consent Addendum shall be resolved in favor of the Fee, Timing and Consent Addendum.

            (b)   Under no circumstance shall the Primary Servicer make or have an obligation to make any Advances.

            (c)   The relationship of the Primary Servicer to the Master
Servicer under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

            SECTION 3.02.       Collections.

            The Primary Servicer shall make efforts consistent with the
Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans
(other than Specially Serviced Mortgage Loans). In addition, subject to the
Servicing Standard, the Primary Servicer shall not accept any prepayment of principal with respect to any Mortgage Loan on any date other than the related
Due Date unless such payment is accompanied by a payment of the interest due with respect to such Mortgage Loan up to the next succeeding Due Date or unless such prepayment is permitted under the terms and provisions of the applicable
Mortgage Loans on a date other than a Due Date (other than Specially Serviced
Mortgage Loans). Furthermore, as provided in the Fee, Timing and Consent
Addendum, if a borrower requests a prepayment premium quote from the Primary
Servicer, the Primary Servicer shall forward to the Master Servicer its calculation of such prepayment amount and the Master Servicer shall confirm such amount within two (2) Business Days its receipt.

            SECTION 3.03.       Escrow Funds.

            (a)   Certain of the Mortgage Loans may provide for payment by the
Borrower to the Primary Servicer of amounts to be used for payment of Escrow
Payments for the account of the Borrower. The Primary Servicer shall deal with such amounts in accordance with the Servicing Standard, the terms of the
Mortgage Loans and the other subsections of this Section 3.03, and the Primary
Servicer will be entitled to hold any Escrow Accounts relating to the Mortgage
Loans that it services in accordance with the requirements set forth in the other subsections of this Section 3.03.

            (b)   On or prior to the Closing Date, the Primary Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, one or more custodial accounts into which funds representing Escrow
Payments received pursuant to any Mortgage Loan are deposited, which

                                       -6-

accounts must be Eligible Accounts, in the name of "Nationwide Life Insurance
Company, as Primary Servicer for Wells Fargo Bank, National Association, as
Master Servicer for LaSalle Bank National Association, as Trustee for the
Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
Pass-Through Certificates, Series 2007-PWR17" (each such account, an "Escrow
Account").

            (c)   On or prior to the date the Primary Servicer shall first
deposit Escrow Payments into an Escrow Account, the Primary Servicer shall give to the Master Servicer prior written notice of the name and address of the depository institution at which such Escrow Account is maintained and the account number of such Escrow Account. The Primary Servicer shall take such actions as are necessary to cause the depository institution holding the Escrow
Account to hold such account in the name of the Primary Servicer as provided in
Section 3.03(b), subject to the Primary Servicer's right to direct payments and investments and its rights of withdrawal under this Agreement.

            (d)   The Primary Servicer shall segregate and hold all Escrow
Payments separate and apart from any of its own funds and general assets and shall deposit such Escrow Payments into an Escrow Account within one (1)
Business Day after receipt. The Primary Servicer shall also deposit into each
Escrow Account any amounts representing losses on Permitted Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds, Condemnation
Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage
Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing
Standard. Withdrawals from an Escrow Account may be made by the Primary Servicer only for the following purposes:

                  (i)     to effect timely payments of real estate taxes,
      assessments, insurance premiums (including, premiums on any Environmental
      Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property;

                  (ii)    to transfer funds to the Master Servicer's Collection
      Account to reimburse the Master Servicer for any Servicing Advance made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i);

                  (iii)   to refund to the related Borrower any sums as may be
      determined to be overages;

                  (iv)    to pay interest or other income, if required and as
      described under subsection (e), to the related Borrower on balances in the
      Escrow Account (or, if and to the extent not payable to the related
      Borrower to pay such interest or other income to the Primary Servicer , to the extent it is entitled thereto under subsection (e);

                  (v)     to disburse Insurance Proceeds if required to be
      applied to the repair or restoration of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

                  (vi)    to pay from time to time to the related Borrower any
      interest or investment income earned on funds deposited in the Escrow
      Account if such income is required to be paid to the related Borrower under applicable law or by the terms of the Mortgage Loan, or otherwise to the Primary Servicer;

                  (vii)   to withdraw amounts deposited in such Escrow Account
      in error; and

                  (viii)  to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan.

                                       -7-

            (e)   Subject to the immediately succeeding sentence, (i) the
Primary Servicer may direct any depository institution or trust company in which the Escrow Accounts are maintained to invest the funds held therein in one or more Permitted Investments; provided, however, that such funds shall be either
(x) immediately available or (y) available in accordance with a schedule which will permit the Primary Servicer to meet the payment obligations for which the
Escrow Account was established; (ii) the Primary Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) the Primary Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. The Primary Servicer shall not direct the investment of funds held in any
Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Borrower to be entitled to the income and gain realized from the investment of funds deposited therein, and the Primary Servicer shall not be required to invest amounts on deposit in
Escrow Accounts in Permitted Investments or Eligible Accounts to the extent that the Primary Servicer is required by either law or under the terms of any
Mortgage Loan to deposit or invest (or the Borrower is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event the Primary Servicer is not entitled to direct the investment of such funds, (1) the Primary Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Borrower's written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Primary Servicer to invest such funds in accordance with the
Borrower's directions; and (2) in the absence of appropriate written instructions from the Borrower, the Primary Servicer shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the
Primary Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Primary Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Borrower.

            (f)   With respect to each Mortgage Loan, the Primary Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents (if applicable) and other similar items that are or may become a lien on the related Mortgaged
Property and the status of insurance premiums payable with respect thereto. From time to time, the Primary Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) except in the case of Mortgage
Loans under which Escrow Payments are not held by the Primary Servicer, effect payment of all such bills, taxes and other assessments with respect to such
Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items or insurance premiums, the Primary Servicer shall, subject to and in accordance with the Servicing Standard, use reasonable efforts to enforce the requirement of the related Mortgage Loan Documents that the related Borrower make payments in respect of such items at the time they first become due. Any late payment penalties in connection with any such payment or disbursement to be made on behalf of a Borrower shall be paid from the Primary Servicer's funds (without right of reimbursement therefor) and not charged to the Borrower, unless the late payment was due to the Borrower's error or omission.

            (g)   With respect to the Mortgage Loans,  the Primary  Servicer shall give the Master Servicer ten (10) days prior written notice of the amount and nature of any necessary payment which must be made for which there are insufficient funds; provided, however, that, with respect to any payment required to be made on an urgent or emergency basis such that the Primary
Servicer is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such payments, the Primary Servicer shall make such payment. The Primary Servicer shall be reimbursed by Master Servicer for any such payment within two (2) Business Days of receipt of evidence of same. Notwithstanding any

                                       -8-

provision contained in this Agreement to the contrary (with the exception of urgent or emergency payments as set forth above), the Primary Servicer shall not be responsible for making any Servicing Advances with respect to the Mortgage
Loans.

            (h)   In connection with such funds and all other funds (if any)
held by or maintained under the control of the Primary Servicer hereunder on behalf of the Borrowers, the Primary Servicer shall analyze such funds
(according to the related Mortgage Loan Documents) not less frequently than annually; the Primary Servicer shall pay or credit to the related Borrowers interest or income on such funds to which they are entitled, all in accordance with the related Mortgage Loan Documents and applicable state law; and the
Primary Servicer shall return the remainder of such funds to the Borrower within
30 days following the full repayment of the related Mortgage Loan. Any such payments or disbursements made on behalf of a Borrower shall be posted by the
Primary Servicer to the Borrower records maintained by the Primary Servicer, in each case within two Business Days after the payment or disbursement.

            (i)   With respect to each Mortgage Loan that requires the related
Borrower to establish and maintain one or more lock-box, cash management or similar accounts, the Primary Servicer shall establish and maintain, in accordance with the Servicing Standard, such account(s) in accordance with the terms of the related Mortgage Loan Documents. No such lock-box account is required to be an Eligible Account, unless the Mortgage Loan Documents otherwise so require. The Primary Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan Documents, any lock-box, cash management or similar agreement and the Servicing Standard.

            SECTION 3.04.       Primary Certificate Account.

            (a)   On or prior to the Closing Date, the Primary Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts (such account or accounts, collectively, the "Primary Certificate Account"), which accounts must be
Eligible Accounts, in the name of "Nationwide Life Insurance Company, as Primary
Servicer for Wells Fargo Bank, National Association, as Master Servicer for
LaSalle Bank National Association, as Trustee for the Holders of Bear Stearns
Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, Series 2007-PWR17".

            (b)   On or prior to the date the Primary Servicer shall first
deposit funds in a Primary Certificate Account, the Primary Servicer shall give to the Master Servicer prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Primary Servicer shall take such actions as are necessary to cause the depository institution holding the Primary Certificate
Account to hold such account in the name of the Primary Servicer as provided in
Section 3.04(a), subject to the Primary Servicer's right to direct payments and investments and its rights of withdrawal under this Agreement.

            (c)   The Primary Servicer shall deposit or cause to be deposited in the Primary Certificate Account, within one Business Day of receipt by or on its behalf (in the case of payments by Borrowers or other collections on the
Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Primary Servicer subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on such Mortgage Loans on or before their respective Cut-off Dates, which payments shall be retained by the Primary
Servicer, in its capacity as the related Pooled Mortgage Loan Seller):

                  (i)     Principal: all payments on account of principal,
      including Principal Prepayments, the principal component of scheduled payments, and any Late Collections in respect thereof on the Mortgage
      Loans;

                                       -9-

                  (ii)    Interest: all payments on account of interest on the
      Mortgage Loans, including Default Interest and excess interest, on the
      Mortgage Loans;

                  (iii)   Liquidation Proceeds: all Liquidation Proceeds with
      respect to the Mortgage Loans;

                  (iv)    Insurance Proceeds: all insurance proceeds other than
      proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Borrower in accordance with the Servicing Standard, which proceeds shall be deposited by the Primary Servicer into an Escrow Account and not deposited in the
      Primary Certificate Account;

                  (v)     Condemnation Proceeds: all condemnation proceeds other
      than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Borrower in accordance with the Servicing Standard, which proceeds shall be deposited by the Primary Servicer into an Escrow Account and not deposited in the
      Primary Certificate Account;

                  (vi)    Investment Losses: any amounts required to be
      deposited by the Primary Servicer pursuant to Section 3.04(d) in connection with losses realized on Permitted Investments with respect to funds held in the Primary Certificate Account;

                  (vii)   Borrower Reimbursements: insofar as they do not
      constitute Escrow Payments, any amounts relating to such Mortgage Loans paid by a Borrower specifically to cover items for which a Servicing
      Advance has been made or that represent a recovery of property protection expenses or other lender expenses from a Borrower; and

                  (viii)  Other: all other amounts, including late fees,
      Prepayment Premiums and Yield Maintenance Charges collected on or in respect of the Mortgage Loans.

            Notwithstanding the foregoing requirements, the Primary Servicer need not deposit into its Collection Account any amount that the Primary
Servicer would be authorized to withdraw immediately from the Primary
Certificate Account and pay to itself as fees and compensation in accordance with the terms of Section 3.05(a).

            If the Primary Servicer deposits in any Primary Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Primary Certificate Account, any provision herein to the contrary notwithstanding.

            (d)   Funds in the Primary Certificate Account may be invested and, if invested, shall be invested by, and at the risk of, the Primary Servicer in
Permitted Investments selected by the Primary Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Primary Servicer Remittance Date, and any such Permitted Investment shall not be sold or disposed of prior to its maturity unless payable on demand.
All such Permitted Investments shall be made in the name of "Nationwide Life
Insurance Company, as Primary Servicer for Wells Fargo Bank, National
Association, as Master Servicer for LaSalle Bank National Association, as
Trustee for the Holders of the Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17." None of the
Trustee, the Depositor, the Borrowers or the Master Servicer shall be liable for any loss incurred on such Permitted Investments.

            (e)   An amount equal to all income and gain realized from any such
Permitted Investment (to the extent not used to offset losses incurred with respect to other Permitted Investments) shall be paid to the Primary Servicer as additional servicing compensation and shall be subject to its

                                      -10-

withdrawal at any time. The amount of any losses incurred with respect to any such Permitted Investments shall be for the account of the Primary Servicer, which shall deposit the amount of such loss (to the extent not offset by income from other Permitted Investments to which the Primary Servicer is otherwise entitled) in the Primary Certificate Account out of its own funds immediately as realized.

            (f)   If amounts on deposit in the Primary Certificate Account are at any time invested in a Permitted Investment payable on demand, the Primary
Servicer shall: (x) consistent with any notice required to be given thereunder, demand (or cause to be demanded) that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and (y) demand (or cause to be demanded) payment of all amounts due thereunder promptly upon any determination by the Primary Servicer that such investment would not constitute a Permitted
Investment in respect of funds thereafter on deposit in the Primary Certificate
Account.

            (g)   Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted
Investment, or if a default occurs in any other performance required under any
Permitted Investment, the Trustee or the Master Servicer may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Primary Servicer shall have deposited in the Primary Certificate Account an amount equal to all amounts due under any such Permitted Investment (net of anticipated income or earnings thereon that would have been payable to the
Primary Servicer as additional servicing compensation), the Primary Servicer shall have the sole right to enforce such payment or performance. Any costs incurred by the Trustee, the Master Servicer or the Primary Servicer in taking any enforcement action as described above shall be paid or reimbursed by the
Primary Servicer.

            SECTION 3.05.       Application of Funds in the Primary Certificate
                                Account.

            (a)   The Primary Servicer shall, as described in clause (b) below, make withdrawals from the Primary Certificate Account of amounts payable from the Primary Certificate Account of the following amounts, from the amounts specified for the following purposes:

                  (i)     Primary Servicing Fees and Excess Servicing Fees: to
      pay to itself the Primary Servicing Fee and the Excess Servicing Fee;

                  (ii)    Fees: the Primary Servicer shall pay to itself,
      pursuant to Section 3.10, any assumption fees, modification fees and extension fees relating to Mortgage Loans which are not Specially Serviced
      Mortgage Loans, all such fees as provided in Section 3.10, and other fees payable to the Primary Servicer hereunder and not described above;

                  (iii)   Investment Income: to pay to itself income and gain
      realized on the investment of funds deposited in such Primary Certificate
      Account relating to the Trust to which it is entitled as set forth herein;

                  (iv)    Correction of Errors: to withdraw funds deposited in
      the Primary Certificate Account in error;

                  (v)     Certificate Account: to make payment on each Primary
      Servicer Remittance Date to the Master Servicer's Collection Account of
      the remaining amounts in the Primary Certificate Account; and

                  (vi)    Clear and Terminate: to clear and terminate the
      Primary Certificate Account upon the termination of this Agreement.

                                      -11-

            (b)   The Primary Servicer shall remit to the Master Servicer by wire transfer of immediately available funds on the seventh day of each month, or if such seventh day is not a Business Day, the Business Day immediately following such seventh day, commencing in October 2007 (each, a "Primary
Servicer Remittance Date") all funds that were on deposit in the related Primary
Certificate Account (less any servicing fees and other servicing compensation that the Primary Servicer is entitled to retain pursuant to this Agreement) as of the close of business on the preceding Business Day (each, a "Primary
Servicer Determination Date"), and shall deliver to the Master Servicer a remittance report substantially in the form of Exhibit P attached hereto (the
"Remittance Report"). If any check or other form of payment received by the
Primary Servicer with respect to a Mortgage Loan is returned for insufficient funds and the Primary Servicer had previously remitted such payment to the
Master Servicer, the Master Servicer shall reimburse the Primary Servicer for such amount within five (5) Business Days after receipt of notification of such insufficient funds by the Primary Servicer. All payments in the nature of
Principal Prepayments (and any related interest payments, Prepayment Premiums and Yield Maintenance Charges) and Balloon Payments shall be remitted to the
Master Servicer within one (1) Business Day of the related Principal Prepayment or Balloon Payment.

            The Primary Servicer shall deliver to the Master Servicer no later than 5:00 p.m. Eastern Time on the seventh day of each month, or if such seventh day is not a Business Day, the Business Day immediately following such seventh day, commencing in October 2007 (each, a "Primary Servicer Reporting Date") the
Remittance Report reflecting all payments received in respect of the Mortgage
Loans from the day after the preceding Primary Servicer Determination Date through the Primary Servicer Determination Date in the then current month and shall deliver to the Master Servicer one Business Day following the Primary
Servicer Reporting Date, the CMSA Reports substantially in the form attached hereto as Exhibit I (as such forms are modified from time to time by the CMSA or its successor), with respect to the Primary Servicer's Mortgage Loans.

            In addition:

            (1)   in the case of any Monthly Payment (other than a Balloon
Payment) received on a Primary Servicer Determination Date for a Collection
Period, the Primary Servicer shall (i) provide Master Servicer with immediate notice of Primary Servicer's receipt of such payment and (ii) shall use its reasonable best efforts to remit such payment to Master Servicer on the date of receipt and, in any event, shall remit such payment to Master Servicer within one Business Day following receipt and the Primary Servicer shall cause any sub-servicer to remit to the Primary Servicer any such payments received by such sub-servicer within three (3) Business Days of receipt;

            (2)   the Primary Servicer shall in any event provide Master
Servicer with immediate notice of Primary Servicer becoming aware that any
Principal Prepayment is to be made on a Determination Date;

            (3)   in the case of any Monthly Payment that is either due during a
Collection Period or due after a Collection Period but on or before a
Distribution Date and (in either case) is received after the end of such
Collection Period, the Primary Servicer shall use its reasonable efforts to remit such payment to Master Servicer on the date of receipt and in any event shall remit such payment to Master Servicer within one Business Day following receipt;

            (4)   the Primary Servicer shall use its reasonable best efforts to remit to Master Servicer on the date of receipt of, and in any event shall remit to Master Servicer within one Business Day following receipt of, any unscheduled payments or Balloon Payments that would result in a Prepayment Interest
Shortfall; and

                                      -12-

            (5)   except as provided in paragraph (3) above, any Monthly Payment received and collected during a Collection Period, but due on a Due Date occurring after the end of such Collection Period, shall be remitted on the
Primary Servicer Remittance Date for the Collection Period in which such Due
Date occurs.

            SECTION 3.06.       Certain Additional Servicing Duties.

            (a)   With respect to each Mortgage Loan that is subject to an
Environmental Insurance Policy, for as long as it is not a Specially Serviced
Mortgage Loan, if the Primary Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Primary Servicer
shall notify the Master Servicer to such effect, and the Primary Servicer, after consultation with the Master Servicer, shall take reasonable actions in accordance with the Servicing Standard and the terms and conditions of such
Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be reimbursed by Master Servicer within five (5) Business Days upon receipt of evidence of any such costs.

            (b)   In connection with any extension of the Maturity Date of a
Mortgage Loan, the Primary Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available). The Primary Servicer shall provide copies of such notice and documents to the Master Servicer.

            (c)   The Primary Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, in accordance with the related Mortgage Loan Documents, promptly (and, in any event, within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to the Nationwide
Pooled Mortgage Loan Agreement and the Pooling and Servicing Agreement and
directing such ground lessor to forward to the Master Servicer any notices of default under the related Ground Lease. The Primary Servicer shall deliver or cause to be delivered to the Master Service of a copy of the notice and direction required above, as evidence of the Primary Servicer's compliance with this subsection.

            SECTION 3.07.       Maintenance of Hazard and Other Insurance.

            (a)   Subject to the limitations set forth below, the Primary
Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to maintain (including identifying the extent to which a Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, the Primary Servicer will itself cause to be maintained with
Qualified Insurers having the Required Claims-Paying Ratings) for the related
Mortgaged Property (x) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding principal balance of such
Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (y) all other insurance coverage
(including but not limited to coverage for damage resulting from acts of terrorism) as is required or that the lender is entitled to reasonably require, subject to applicable law, under the related Mortgage Loan Documents; provided that the Primary Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property securing a Mortgage
Loan unless such insurance policy was in effect at the time of the origination of such Mortgage Loan pursuant to the terms of the related Mortgage Loan
Documents and is available at commercially reasonable rates. In addition, if and to the extent that any Mortgage Loan grants the lender thereunder any discretion
(by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain

                                      -13-

the requisite insurance coverage, the Primary Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers that, in each case, have the Required Claims-Paying Ratings at the time such insurance coverage is obtained.

            (b)   In no event shall the Primary Servicer be required to cause the Borrower under any Mortgage Loan to maintain, or itself obtain, insurance coverage that the Primary Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the applicable Primary Servicer, which shall be entitled to rely, at its own expense, on insurance consultants in making such determination) (and provided that any such determinations by the applicable Master Servicer must be made not less frequently (but need not be made more frequently) than annually but in any event shall be made at the approximate date on which the applicable Master
Servicer receives notice of the renewal, replacement or cancellation of coverage). For any Mortgage Loan with a Stated Principal Balance in excess of
$2,500,000, the Primary Servicer shall obtain the approval or disapproval of the
Special Servicer in accordance with Section 3.07(a) of the Pooling and Servicing
Agreement before making the determination as described in this Section 3.07(b).
The Primary Servicer shall be entitled to rely on the determination of the
Special Servicer made in connection with such approval or disapproval. In addition, the Primary Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause the Borrower under any Mortgage Loan to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Mortgage Loan Documents. Furthermore, the Primary Servicer
shall not be required in any event to maintain or obtain insurance coverage to the extent the Trustee as mortgagee does not have an insurable interest. The
Primary Servicer shall notify the Master Servicer in the event it makes such determination.

            (c)   The Primary Servicer shall notify the Master Servicer if the
Primary Servicer determines that the Borrower under any Mortgage Loan has failed to maintain insurance required under (or that the Primary Servicer has required pursuant to a provision that entitles the lender to reasonably require insurance under) the related Mortgage Loan Documents and such failure materially and adversely affects such Mortgage Loan and/or the interest of the Trust in the related Mortgaged Property or if the Borrower under any Mortgage Loan has notified the Primary Servicer in writing that the Borrower does not intend to maintain such insurance.

            (d)   All such insurance policies maintained as described above
shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the
Trustee, in the case of insurance maintained in respect of a Serviced Mortgage
Loan, or shall name the Trustee as the insured, with loss payable to the applicable Special Servicer on behalf of the Trustee, in the case of insurance maintained in respect of an Administered REO Property. Any amounts collected by a Master Servicer or a Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged
Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the
Primary Certificate Account, subject to withdrawal pursuant to Section 3.05. Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the Primary Servicer in maintaining any such insurance shall not, for purposes hereof be added to unpaid principal balance or Stated Principal Balance of the related Serviced
Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit;
provided, however, that this sentence shall not limit the rights of the Primary
Servicer on behalf of the Trust to enforce any obligations of the related
Borrower under such Mortgage Loan. Such costs of maintaining insurance shall be paid by the Primary Servicer and reimbursed by Master Servicer to the Primary
Servicer within two (2) Business Days upon receipt of evidence of any such costs.

                                      -14-

            SECTION 3.08.       Fidelity Bond and Errors and Omissions Insurance
                                Policy Maintained by the Primary Servicer.

            The Primary Servicer, at its expense, shall at all times during the term of this Agreement keep in force with a Qualified Insurer having the
Required Claims-Paying Ratings (unless the Primary Servicer self insures as provided below), a fidelity bond and a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder. Such bond and such errors and omissions policy shall each be in such form and amount as are consistent with the Servicing Standard, include the Master Servicer as loss payee and provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of the Primary
Servicer are rated not lower than "A" by Fitch and "A" by S&P, the Primary
Servicer may self-insure with respect to the fidelity bond and/or errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage. The
Primary Servicer shall deliver to the Master Servicer on an annual basis a certificate of insurance evidencing its fidelity bond and errors and omissions coverage as required by this section.

            SECTION 3.09.       Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements; Due-On-Encumbrance Clause.

            (a)   General Acknowledgements. The parties acknowledge the
provisions of Section 3.08 of the Pooling and Servicing Agreement and the
provisions of the Fee, Timing and Consent Addendum.

            (b)   Expressly-Permitted Assignments and Assumptions. In the event the Primary Servicer receives a request from a Borrower pursuant to the provisions of any Mortgage Loan (other than a Specially Serviced Mortgage Loan)
that expressly permits, subject to any conditions set forth in the Mortgage Loan
Documents, for the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, the Primary Servicer shall obtain relevant information for purposes of evaluating such request and no
Master Servicer or Special Servicer shall have an obligation to review or consent to such request. For the purpose of the foregoing sentence, the term
"expressly permits" shall mean that the Mortgage Loan Documents grant to the
Borrower the outright permission to assign the Mortgaged Property to and cause the assumption of the Mortgage Loan by another Person if the conditions to the transaction that are set forth in the related Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related Mortgage Loan Documents that do not include any other approval or exercise). In no event shall the Primary Servicer approve any request for approval of an such assignment and assumption unless such approval is consistent with the Servicing Standard and the additional conditions set forth in subsection (d) are satisfied. Following any such approval, the Primary
Servicer shall comply with the processing and notice provisions of subsection
(i).

            (c)   Other Assignments and Assumptions. Other than with respect to the assignment and assumptions referred to in subsection (b) above, if any
Mortgage Loan (other than a Specially Serviced Mortgage Loan) contains a provision in the nature of a "due-on-sale" clause, which by its terms (i)
provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale of the related Mortgaged Property, or (ii)
provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer or upon the satisfaction of conditions, then, in connection with any such sale or assumption, the Primary Servicer shall obtain the relevant information for purposes of evaluating such sale or assumption and shall provide to the Master
Servicer and the Special Servicer a copy of its recommendation with respect to such matter and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to the Special Servicer, in

                                      -15-

the form attached hereto as Exhibit L). The Primary Servicer shall not consent to such sale or assumption unless it obtains the consent or deemed consent of the Special Servicer as provided in Section 3.08(a)(A) of the Pooling and
Servicing Agreement. In no event shall the Primary Servicer approve any such request for approval of an such assignment and assumption unless such approval is consistent with the Servicing Standard and the additional conditions set forth in subsection (d) are satisfied. Following any such approval, the Primary
Servicer shall comply with the processing and notice provisions of subsection
(i).

            (d)   Additional Requirements for Assignments and Assumptions. In
addition to other conditions set forth in subsection (b) and subsection (c)
above, if the affected Mortgage Loan is a Pooled Mortgage Loan that (together with all other Pooled Mortgage Loans, if any, that are in the same
Cross-Collateralized Group as such Pooled Mortgage Loan or have the same
Borrower as such Pooled Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Pooled Mortgage Loan) is one of the ten largest Pooled Mortgage Loans then in the Trust or has a Cut-off Date Principal
Balance in excess of $20,000,000, then, subject to the related Mortgage Loan
Documents and applicable law, the Primary Servicer shall not enter into an assignment and assumption unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating
Event with respect to any Class of Certificates.

            (e)   Secondary Financing. If the provisions of any Mortgage Loan
(other than a Specially Serviced Mortgage Loan) permits the further encumbrance of the related Mortgaged Property upon the satisfaction of specified conditions, prohibits such a further encumbrance except upon the satisfaction of specified conditions or fully prohibits such a further encumbrance, or provides that such
Mortgage Loan will (or, at the mortgagee's option, may) become due upon a further encumbrance of the Mortgaged Property, and the related Borrower requests approval for such a further encumbrance or enters into a further encumbrance in violation of the related Mortgage Loan Documents, the Primary Servicer shall obtain the relevant information and review and make a determination the Primary
Servicer shall promptly obtain relevant information for purposes of evaluating any related waiver or consent. The Primary Servicer shall provide to the Master
Servicer and the Special Servicer a copy of its recommendation with respect to such matter and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional
Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to the
Master Servicer, in the form attached hereto as Exhibit M). The Primary Servicer shall not consent to such further encumbrance unless it obtains the consent or deemed consent of the Master Servicer (if the Special Servicer's consent is not required under the PSA) or the consent or deemed consent of the Special Servicer
(if the Special Servicer's consent is required under the PSA). In no event shall the Primary Servicer approve any request for approval of further encumbrance unless such approval is consistent with the Servicing Standard and the additional conditions set forth in subsection (f) are satisfied. Following the consummation of any such approval, the Primary Servicer shall comply with the processing and notice provisions of subsection (i).

            (f)   Additional Requirements for Secondary Financing. In addition to other conditions set forth in subsection (e), if the affected Mortgage Loan is a Pooled Mortgage Loan that (a) represents 2% or more of the then aggregate principal balance of all of the Pooled Mortgage Loans then in the Trust Fund,
(b) is one of the ten largest Pooled Mortgage Loans then in the Trust Fund by principal balance, (c) has an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85% or (d) has an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is less than 1.2x, then, subject to the related Mortgage Loan Documents and applicable law, the Primary Servicer shall not approve a further encumbrance unless and until it has received written confirmation from each Rating Agency that such action would not result in an
Adverse Rating Event with respect to any Class of Certificates.

                                      -16-

            (g)   Transfers of Interests. The Primary Servicer shall have the right to consent to any transfers of an interest of a Borrower to the extent such transfer is allowed under the terms of the related Mortgage Loan, including any consent to transfer to any subsidiary or Affiliate of the Borrower, to a
Person acquiring less than a majority interest in the Borrower or to an entity of which the Borrower is the controlling beneficial owner. In no event shall the
Primary Servicer approve any request for approval of a Borrower interest unless such approval is consistent with the Servicing Standard and the additional conditions set forth in subsection (h) are satisfied. Following the consummation of any such approval, the Primary Servicer shall comply with the processing and notice provisions of subsection (i).

            (h)   Additional Requirements for Transfers of Borrower Interests.
In addition to other conditions set forth in subsection (g), if (i) the affected
Mortgage Loan is a Pooled Mortgage Loan that, together with all other Pooled
Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such
Pooled Mortgage Loan or have the same Borrower as such Pooled Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such
Pooled Mortgage Loan, has a Stated Principal Balance that equals or exceeds 5%
of the then aggregate Stated Principal Balance of the Mortgage Pool or is one of
the then current top ten Pooled Mortgage Loans (by Stated Principal Balance) in
the Mortgage Pool or has a Cut-off Date Principal Balance in excess of
$20,000,000, and (ii) the transfer is of an interest in the Borrower greater than 49%, then the applicable Master Servicer shall not consent to such transfer unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any
Class of Certificates, the costs of which to be payable by the related Borrower to the extent provided for in the Mortgage Loan Documents.

            (i)   Processing and Notices. Upon the satisfaction of the
conditions to approval of any proposed assignment and assumption, further encumbrance or transfer of Borrower interest set forth above, the Primary
Servicer shall process the request of the related Borrower and shall be authorized to enter into one or more instruments to effect such transaction. The
Primary Servicer shall notify the Master Servicer, the Trustee, the Certificate
Administrator and the Special Servicer of any such transaction entered into pursuant to this Section 3.09. Any related fees collected from a Borrower in connection with any such transaction executed pursuant to this Section 3.09 shall be allocated and payable to the Persons and in the amounts provided in
Section 3.10.

            (j)   Direct Contact With Special Servicer. The Primary Servicer
shall be entitled to contact the Special Servicer directly in regard to any
Borrower request contemplated by this Section 3.09 if the Special Servicer is entitled to grant or withhold consent to such request under the terms of the
Pooling and Servicing Agreement.

            (k)   Not Applicable to Specially Serviced Mortgage Loans.
Notwithstanding any provision of this Agreement to the contrary, in connection with any Mortgage Loan that constitutes a Specially Serviced Mortgage Loan, the
Primary Servicer shall not have the authority to enter into, or the duty to make a recommendation with respect to, any waiver or consent otherwise described in the foregoing provisions of this Section 3.09.

                                      -17-

            (l)   Regarding Seller's Representation. The parties hereto
acknowledge that, if the representation set forth in the final sentence of paragraph 23 or the final sentence of paragraph 29 of Exhibit C to the
Nationwide Pooled Mortgage Loan Purchase Agreement regarding the obligation of a
Borrower to pay the reasonable costs and expenses of obtaining any Rating Agency
Confirmation in connection with an assumption or defeasance of the related
Mortgage Loan is breached because the related Mortgage Loan Documents do not require the Borrower to pay costs related thereto, then it shall be the sole obligation of the related Pooled Mortgage Loan Seller to pay an amount equal to such insufficiency to the extent the related Borrower is not required to pay such amount. The Primary Servicer may not waive such payment by the Borrower or
Pooled Mortgage Loan Seller, as the case may be.

            SECTION 3.10.       Servicing Compensation.

            (a)   As compensation for its activities hereunder with respect to the Mortgage Loans, the Primary Servicer shall be entitled to receive a primary servicing fee with respect to each Mortgage Loan (the "Primary Servicing Fee").
As to each Mortgage Loan, the Primary Servicing Fee shall accrue from time to time at the rate per annum as specified in Exhibit C hereof (the "Primary
Servicing Fee Rate") and shall be computed on the basis of the Scheduled
Principal Balance of such Mortgage Loan and for the same period respecting which any related interest payment due (or deemed to be due) on such Mortgage Loan is computed. The Primary Servicing Fee shall be payable monthly, on a loan-by-loan basis. With respect to the Mortgage Loans, the Primary Servicer shall be entitled to pay itself the Primary Servicing Fee from actual collections on the respective Mortgage Loans.

            (b)   The Primary Servicer shall retain all rights to the Excess
Servicing Fee for the Mortgage Loans, even if (a) any Mortgage Loan or Mortgage
Loans become Specially Serviced Mortgage Loans; (b) the Primary Servicer's
servicing is terminated with respect to particular Mortgage Loans or (c) the
Primary Servicer is in default, is terminated or resigns under this Agreement.
If the Primary Servicer is unable to deduct the Excess Servicing Fee because it no longer services a Mortgage Loan or Mortgage Loans or for any other reason
(other than transfer or assignment of the rights to the Excess Servicing Fee), then the Master Servicer (and any successor) shall cause the Excess Servicing
Fee to be paid on the Mortgage Loans to the Primary Servicer, to the extent of any amounts received by the Master Servicer.

            (c)   The Primary Servicer shall be entitled to receive as
additional primary servicing compensation ("Additional Primary Servicing
Compensation"), the percentage specified below of the income, fee or charge described below, in each case only to the extent that such income, fee or charge is actually collected by the Primary Servicer from the Borrower or earned and paid on any account:

                  (i)     100% of the earnings on the earnings on the Escrow
      Accounts (to the extent that the Primary Servicer is entitled thereto under Section 3.03(e)), the Primary Certificate Account (to the extent that the Primary Servicer is entitled thereto under Section 3.04(e)) and, subject to the related Mortgage Loan Documents and applicable law, any other accounts held by the Primary Servicer hereunder.

                  (ii)    50% of any fee associated with a Borrower request
      including but not limited to loan assumptions, modifications, waivers, consents and extensions relating to transactions not requiring Special
      Servicer consent pursuant to the PSA.

                  (iii)   25% of any fee associated with a Borrower request
      (other than the non-refundable processing fee relating to assumptions and transfers) including but not limited to loan assumptions, modifications, waivers, consents and extensions relating to transactions requiring
      Special Servicer consent pursuant to the PSA.

                                      -18-

            In addition, the Primary Servicer shall be entitled to any
Borrower-paid administration fees associated with any Escrow Account maintained by the Primary Servicer. The Primary Servicer shall also be entitled to that portion of any late charges collected from or on behalf of any Borrower that remains after application to any advance interest due to the Trust, on a
"loan-by-loan" basis, in the manner set forth in clause first and clause second of Section 3.26(a) of the PSA, other than the portion thereof (if any) to which the Special Servicer is entitled as set forth in clause third of Section 3.26(a)
of the PSA.

            With respect to the Mortgage Loans, the Primary Servicer shall not be entitled to Additional Primary Servicing Compensation in respect of interest or other income on deposits in any account that is not maintained by the Primary
Servicer. The Primary Servicer shall not be entitled to any default interest, prepayment premiums, yield maintenance charges or additional interest, including excess interest collected on any Mortgage Loan.

            Any fees, charges or miscellaneous collections not specified as payable to the Primary Servicer above are payable to the Master Servicer.

            (d)   Notwithstanding the preceding provisions of this Section 3.10, the Primary Servicer shall not be entitled to any Additional Primary Servicing
Compensation with respect to any Mortgage Loan that has become a Specially
Serviced Mortgage Loan (other than interest and investment income earned on funds in accounts maintained by the Primary Servicer) or with respect to which the Primary Servicer has been terminated as Primary Servicer hereunder;
provided, however, the Primary Servicer shall be entitled to the Excess
Servicing Fee. The Primary Servicer shall be required to pay out of its own funds, without reimbursement therefor, all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder, including costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

            (e)   The fee, timing and consent addendum hereto as Exhibit Q (the
"Fee, Timing and Consent Addendum") is hereby incorporated by reference as if fully set forth herein. Any conflict between the provisions of this Agreement and the Fee, Timing and Consent Addendum shall be resolved in favor of the Fee,
Timing and Consent Addendum.

            (f)   The Primary Servicer shall be entitled to withdraw from the
Primary Certificate Account and pay to itself the Primary Servicing Fee, the
Excess Servicing Fee and Additional Primary Servicing Compensation on the
related Primary Servicer Remittance Date but only from the sources of funds from which such payment may be made as specified hereunder and the Pooling and
Servicing Agreement.

            SECTION 3.11.       Primary Servicer Reports; Account Statements.

            (a)   For each Primary Servicer Reporting Date, the Primary Servicer shall deliver to the Master Servicer, no later than 2:00 p.m., New York City time, on the related Primary Servicer Reporting Date, the Remittance Report with respect to such Primary Servicer Reporting Date including any information regarding payoffs and prepayments made pursuant to Section 3.05(b) above. The
Primary Servicer shall also be required to provide a Remittance Report within one (1) Business Day of a remittance of a Principal Prepayment or Balloon
Payment pursuant to Section 3.05(b). Any payments or information received by the
Primary Servicer with respect to a Specially Serviced Mortgage Loan shall be forwarded promptly to the Master Servicer.

            (b)   The Primary Servicer shall give notice to the Master Servicer of the location of the Primary Certificate Account as of the Closing Date and
notice to the Master Servicer and the other

                                      -19-

parties to the Pooling and Servicing Agreement of the new location of its
Collection Account prior to any change thereof. The Primary Servicer shall execute and deliver to the Master Servicer a certification substantially in the form set forth in Exhibit S hereto no later than no later than 5:00 p.m. Eastern
Time on the 25th calendar day of each January, April, July and October, commencing in October 2007 (the date of such delivery, in each case, a
"Reconciliation Certification Date"), with respect to the three consecutive calendar months immediately preceding the calendar month in which such
Reconciliation Certification Date falls.

            (c)   The Primary Servicer shall deliver or cause to be delivered to the Master Servicer the following CMSA Reports (or in any other form as provided to the Primary Servicer) with respect to the Mortgage Loans providing the required information as of the related Primary Servicer Determination Date upon the following schedule: (i) a Comparative Financial Status Report not later than no later than 5:00 p.m. Eastern Time one Business Day after each Primary
Servicer Reporting Date, commencing in October 2007; (ii) an Operating Statement
Analysis Report, the Financial File and an NOI Adjustment Worksheet in
accordance with Section 3.13 of this Agreement; (iii) a Servicer Watch List in accordance with and subject to the terms of Section 3.11(d) below, no later than
5:00 p.m. Eastern Time on each Primary Servicer Reporting Date, commencing in
October 2007; (iv) a Loan Periodic Update File not later than 5:00 p.m. Eastern
Time one Business Day after each Primary Servicer Reporting Date, commencing in
October 2007; (vi) a Property File not later than 5:00 p.m. Eastern Time one
Business Day after each Primary Servicer Reporting Date, commencing in October
2007; (vii) a Delinquent Loan Status Report not later than one Business Day after each Primary Servicer Reporting Date (commencing in October 2007) and
(viii) a Loan Level Reserve Report not later than 5:00 p.m. Eastern Time one
Business Day after each Primary Servicer Reporting Date (commencing in October
2007).

            (d)   For each Distribution Date, the Primary Servicer shall deliver to the Master Servicer(and solely with respect to a Serviced Loan Pair, the holder of the related Serviced Non-Pooled Mortgage Loan), not later than the
Primary Servicer Reporting Date, a Servicer Watch List.

            (e)   To the extent that the Master Servicer is required to deliver additional information under the Pooling and Servicing Agreement relating to the matters that are within the servicing responsibilities of the Primary Servicer hereunder, the Primary Servicer shall use reasonable efforts consistent with the
Servicing Standard to supply such additional information to the Master Servicer.

            (f)   The Primary Servicer shall prepare reports on the status of real estate taxes, the status of insurance and the status of UCC financing statements for the Mortgage Loans in the forms and setting forth the information as more particularly described and set forth on Exhibits E, F and G, respectively, in each January, April, July and October of each year and deliver such reports to the Master Servicer not later than one Business Day following the Primary Servicer Reporting Date.

            (g)   The Primary Servicer shall promptly notify the Master Servicer of any significant events which become known to Primary Servicer affecting the
Mortgage Loans, the related Borrower or related Mortgaged Property, such as a payment default, a bankruptcy, a judicial lien or casualty event, and the
Primary Servicer shall also promptly advise the Master Servicer of all material collection and customer service issues and, if requested, shall furnish the
Master Servicer with copies of any correspondence or other documents in the possession of the Primary Servicer related to any such matter. If litigation is instituted with respect to a Mortgage Loan, the Primary Servicer, if aware of such litigation, shall notify the Master Servicer immediately as to the status of the litigation related to such Mortgage Loan and shall, when reasonably required or requested by the Master Servicer, provide to the Master Servicer copies of all pertinent information in the Primary Servicer's possession related to such litigation, including, without limitation, copies of related servicing documents.

                                      -20-

            SECTION 3.12.       Exchange Act Reporting and Regulation AB
                                Compliance.

            The Primary Servicer shall comply with all applicable terms and conditions of Article XI of the Pooling and Servicing Agreement.

            SECTION 3.13.       Operating Statement Analysis Reports Regarding
                                the Mortgaged Properties.

            The Primary Servicer, at its own expense and at all times prior to a
Mortgage Loan becoming a Specially Serviced Mortgage Loan, shall (a) within 90 days after the end of each of the first three calendar quarters (in each year)
for the trailing 12 months, quarterly or year to date information received, commencing, with respect to the quarter ending on September 30, 2007 (or, solely in the case of Mortgage Loans have their first Due Dates after September 2007, commencing with respect to the calendar quarter ending on December 30, 2007)
(that is, initial reports shall not be due in September 2007 but shall reflect financial information that relates to the trailing 12 months, quarterly or year to date information as of September 30, 2007), deliver to the Master Servicer an
Operating Statement Analysis Report and a Financial File for each Mortgaged
Property in electronic format, prepared using the quarterly, year-to-date or trailing 12-month operating statements and rent rolls received from the related
Borrower, if any, and (b) not later than 5:00 p.m. Eastern Time on the 15th of
May of each year, beginning in 2008 for year-end 2007, deliver to the Master
Servicer, an Operating Statement Analysis Report, a Financial File and an NOI
Adjustment Worksheet for each Mortgage Loan in electronic format, based on the most recently available year end financial statements and most recently available rent rolls of each applicable Borrower (to the extent provided to the
Primary Servicer by or on behalf of each Borrower). As and to the extent reasonably requested by the Special Servicer to the Master Servicer, the Primary
Servicer shall make inquiry of any Borrower with respect to such information or as regards the performance of the related Mortgaged Property in general. The related rent rolls, operating statements, financial statements collected with respect to the Mortgaged Properties shall be delivered by the Primary Servicer to the Master Servicer within 25 days following receipt thereof. The items described in clause (a) and clause (b) above shall be prepared using normalized financial statements and rent rolls. In addition, to the extent that the Primary
Servicer receives any annual financial statements for the year-ended December
31, 2006, the Primary Servicer shall forward copies of such financial statements to the Controlling Class Representative.

            SECTION 3.14.       Inspections.

            The Primary Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property other than Mortgaged Properties related to
Specially Serviced Mortgage Loans, every calendar year beginning in 2008, or every second calendar year beginning in 2008 if the Principal Balance of the related Mortgage Loan is under $2,000,000; provided that with respect to any
Mortgage Loan (other than a Specially Serviced Mortgage Loan) has been placed on the Servicer Watchlist, the Primary Servicer, at its own expense, shall, at the request of the Controlling Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning in 2008 so long as such Mortgage Loan continues to be on the CMSA Servicer Watch List;
and provided, further, that Primary Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in this sentence, if the Special Servicer has already done so during that period pursuant to the Pooling and Servicing
Agreement. The Primary Servicer shall cause to be prepared an Inspection Report, in the form set forth in Exhibit H attached hereto, relating to each inspection.
The Primary Servicer shall forward three (3) copies of the applicable Inspection
Report to the Master Servicer within twenty-five (25) days of the related inspection. After a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Primary Servicer will have no obligations under this Section. However, once a Specially Serviced Mortgage Loan is rehabilitated and becomes a Corrected

                                      -21-

Mortgage Loan, the provisions of this Section 3.14 shall once again apply to the
Primary Servicer with respect to such Corrected Mortgage Loan.

            SECTION 3.15.       Modifications, Waivers, Amendments, Extensions
                                and Consents.

            (a)   General Acknowledgements. The parties acknowledge the
provisions of Section 3.20 of the Pooling and Servicing Agreement and the
provisions of the Fee, Timing and Consent Addendum.

            (b)   Authorizations. The Primary Servicer shall be authorized to enter into approvals of (A) new leases, (B) subordination and nondisturbance agreements, (C) partial releases of real estate collateral, (D) grants of easements, (E) condemnation proceedings and related releases of collateral, (F)
releases of funds from a reserve, (G) approvals of payoff amounts, and/or (H)
releases of letters of credit; provided, however, that:

                  (i)     if this Agreement (including the Fee, Timing and
      Consent Addendum) expressly authorizes the Primary Servicer to enter into such approval without the consent of the Master Servicer or the Special
      Servicer, then (A) the Primary Servicer shall have determined that such approval is consistent with the Servicing Standard and (B) the Primary
      Servicer shall have satisfied the provisions of subsection (c); and

                  (ii)    if this Agreement (including the Fee, Timing and
      Consent Addendum) does not expressly authorize the Primary Servicer to enter into such approval without the consent of the Master Servicer or the
      Special Servicer, then: (A) the Primary Servicer shall have promptly provided to the Master Servicer or (but only if the Special Servicer's consent or deemed consent would be required under the Pooling and
      Servicing Agreement) to the Special Servicer a notice of the Borrower's request for such approval, the Primary Servicer's recommendations and analysis and all information reasonably available to the Primary Servicer that the Master Servicer or the Special Servicer, as applicable, may reasonably request; (B) the Primary Servicer shall have obtained the consent or deemed consent of the Master Servicer or the Special Servicer, as contemplated by the Fee, Timing and Consent Addendum and (solely in the case of the Special Servicer) by Section 3.20(a)(i) of the Pooling and
      Servicing Agreement; and (C) the Primary Servicer shall have satisfied the provisions of subsection (c).

            (c)   Additional Requirements. In addition to other conditions set forth in subsection (c) and/or subsection (d), the Primary Servicer shall not enter into any modification, waiver, amendment or consent with respect to a
Mortgage Loan or any instrument of satisfaction or cancellation, or of full release or discharge with respect to any Mortgage Loan, unless the Primary
Servicer complies with the following provisions:

                  (i)     Fees and Expenses. Subject to applicable law, the
      related Mortgage Loan Documents and the Servicing Standard, the Primary
      Servicer shall not enter into any modification, waiver or amendment of any term of any Mortgage Loan unless all related fees and expenses are paid by the Borrower.

                  (ii)    Rating Agency Confirmations and Related Expenses. In
      no event shall the Primary Servicer be permitted to waive any provision of the Mortgage Loan Documents that require a Rating Agency Confirmation as a condition to any action proposed by the related Borrower, or any obligation of a Borrower to pay all or any portion of any fee payable in connection with obtaining a Rating Agency Confirmation, in each case unless the Master Servicer would be permitted to grant such waiver under the terms of the Pooling and Servicing Agreement.

                                      -22-

                  (iii)   Written Instruments. All modifications, amendments,
      material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.15 (other than waivers of default interest and late charges, for which the consent of the
      Master Servicer is required below), and all material consents, shall be in writing. The Primary Servicer shall notify the Master Servicer, each
      Rating Agency, the Certificate Administrator, the Trustee and the
      Controlling Class Representative, in writing, of the consummation of any such material modification, waiver, amendment or other action or consent and the date thereof, and shall deliver to the Trustee or the related
      Custodian for deposit in the related Mortgage File (with a copy to the
      Special Servicer), an original counterpart of the agreement relating to such modification, waiver, amendment or other action or consent, promptly
      (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Primary Servicer under Section 3.15(b), the
      Primary Servicer shall deliver to the Master Servicer an Officer's
      Certificate certifying that all of the requirements of Section 3.15(b)
      have been satisfied; provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such
      Officer's Certificate shall be so delivered before the modification, waiver or amendment is agreed to.

                  (iv)    No Adverse Tax Event. The Primary Servicer shall not
      enter into any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.15 with respect to, any
      Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any
      Grantor Trust Pool (the Primary Servicer shall not be liable for decisions made under this subsection which were made in good faith and it may rely on Opinions of Counsel in making such decisions).

                  (v)     Default Interest and Late Fees. Notwithstanding
      Section 3.02 of the Pooling and Servicing Agreement or any provision of this Agreement, the Primary Servicer shall not waive any late fees or default interest without the prior written consent of the Master Servicer.

            (d)   Direct Contact With Special Servicer. The Primary Servicer
shall be entitled to contact the Special Servicer directly in regard to any
Borrower request for an approval contemplated by this Section 3.15 if the
Special Servicer is entitled to grant or withhold consent to such request under the terms of the Pooling and Servicing Agreement.

            (e)   Not Applicable to Specially Serviced Mortgage Loans.
Notwithstanding any provision of this Agreement to the contrary, in connection with any Mortgage Loan that constitutes a Specially Serviced Mortgage Loan, the
Primary Servicer shall not have the authority to enter into, or the duty to make a recommendation with respect to, any modification, waiver, amendment or consent otherwise described in the foregoing provisions of this Section 3.15.

            (f)   Other Modifications, Waivers, Amendments and Consents. Except
as authorized under Section 3.08 or this Section 3.15, the Primary Servicer shall not enter into any modification, waiver, amendment or consent with respect to any Mortgage Loan or any instrument of satisfaction or cancellation, or of full release or discharge with respect to any Mortgage Loan.

                                      -23-

            SECTION 3.16.       Specially Serviced Mortgage Loans.

            (a)   The Primary Servicer shall send a written notice to the Master
Servicer within one (1) Business Day after becoming aware of a Servicing
Transfer Event with respect to a Mortgage Loan, which notice shall identify the applicable Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and, for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy, the
Primary Servicer may rely on the Mortgage Loan Schedule). If the Master Servicer recommends to approve such a transfer, it shall provide to the Special Servicer and the Primary Servicer a copy of its recommendation. The Primary Servicer shall, at that time, copy and provide its Mortgage Loan file and all related documents to the Master Servicer, who will then forward such copies to the
Special Servicer.

            (b)   Prior to the transfer of the servicing of any Specially
Serviced Mortgage Loan to the Special Servicer, the Primary Servicer shall, if so directed by the Master Servicer, notify the related Borrower of such transfer in accordance with the Servicing Standard with a copy of that letter being sent concurrently to the Master Servicer. The form and substance of such notice shall be reasonably satisfactory to the Master Servicer. The Master Servicer shall send a copy of such notice, along with the Mortgage Loan file if received from the Primary Servicer, to the Special Servicer.

            (c)   The Primary Servicer shall continue to service and administer the Mortgage Loans which have become and continue to be Specially Serviced
Mortgage Loans only to the extent that the duties or authorizations are not transferred to the Special Servicer pursuant to the PSA. The Primary Servicer shall notify the Master Servicer within one (1) Business Day of its receipt of any collections from any Specially Serviced Mortgage Loan.

            SECTION 3.17.       Compliance with REMIC Provisions.

            The Primary Servicer shall act in accordance with this Agreement, the PSA and the REMIC Provisions and related provisions of the Code in order to maintain the status of the REMICs created under the PSA and the Code. In maintaining the status of such REMICs, the Primary Servicer shall take no action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d)) unless the Master Servicer shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section
860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC
Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws, then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by the
Primary Servicer if such tax arises out of or results from a breach of any of its obligations under this Article III.

            SECTION 3.18.       Representations, Warranties and Covenants of the
                                Primary Servicer.

            (a)   The Primary Servicer hereby represents and warrants to and covenants with the Master Servicer, as of the date hereof:

                                      -24-

                  (i)     the Primary Servicer is duly organized, validly
      existing and in good standing as a corporation under the laws of the State of Ohio, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Primary
      Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                  (ii)    the Primary Servicer has the full power and authority
      to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Primary
      Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Primary Servicer. This Agreement evidences the valid and binding obligation of the Primary Servicer enforceable against the
      Primary Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors'
      rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iii)   the execution and delivery of this Agreement, the
      consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not
      (1) result in a breach of any term or provision of its articles of incorporation or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this
      Agreement;

                  (iv)    no litigation is pending or, to the Primary Servicer's
      knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (v)     no consent, approval, authorization or order of any
      court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this
      Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder;

                  (vi)    the Primary Servicer has errors and omissions
      insurance coverage which is in full force and effect; and

                  (vii)   the performance of the services by the Primary
      Servicer contemplated by this Agreement are in the ordinary course of business of the Primary Servicer and the Primary Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

            (b)   It is understood that the representations and warranties set forth in this Section 3.18 shall survive the execution and delivery of this
Agreement.

                                      -25-

            (c)   Any cause of action against the Primary Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice of such breach by any of the Primary
Servicer or the Master Servicer. The Primary Servicer shall give prompt notice to the Master Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            SECTION 3.19.       Merger or Consolidation of the Primary Servicer.

            (a)   Subject to the following paragraph, the Primary Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its organization except as permitted herein and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

            (b)   The Primary Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any
Person, in which case any Person resulting from any merger or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Primary Servicer shall be qualified to service the Mortgage Loans in accordance with this Agreement and the PSA.

            SECTION 3.20.       Limitation on Liability of the Primary Servicer
                                and Others.

            (a)   Neither the Primary Servicer nor any of the directors,
officers, employees or agents of the Primary Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Primary Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Primary Servicer and any director, officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder or under the PSA. The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that the Primary Servicer shall undertake any such action if instructed to do so by the Master Servicer. In such event, all legal expenses and costs of such action shall be paid by the Master Servicer as a
Servicing Advance or otherwise in the manner provided in the PSA.

            (b)   In addition, the Primary Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Primary Servicer and conforming to the requirements of this Agreement and the PSA. Subject to the Servicing Standard, the Primary
Servicer shall have the right to rely on information provided to it by the
Special Servicer, any sub-servicer and Borrowers, and will have no duty to investigate or verify the accuracy thereof, but, for the avoidance of doubt, this statement shall not be construed to limit subsection (c). Neither the
Primary Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Primary Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Primary Servicer nor any director, officer, employee, agent

                                      -26-

or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

            (c)   The Primary Servicer may enter into sub-servicing agreements with sub-servicers for the servicing and administration of the Mortgage Loans.
Notwithstanding the provisions of this Agreement or any other provisions of any sub-servicing agreement, the Primary Servicer shall remain obligated and liable to the Master Servicer for servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement and the applicable provisions of the Pooling and Servicing Agreement to the same extent as if the Primary
Servicer was alone servicing and administering the Mortgage Loans; provided, however, that any decision or recommendation involving the exercise of a Primary
Servicer's discretion as a "lender" under any loan document with respect to a
Mortgage Loan shall be exercised only by the Primary Servicer and may not be delegated to a sub servicer. The Primary Servicer shall maintain and perform policies and procedures to monitor such subcontractors' performance of the services for which they are employed. The Primary Servicer represents and agrees that, with respect to each sub-servicer with which the Primary Servicer has entered into a sub-servicing agreement as of or before the Closing Date, one of the following statements is true: (A) such sub-servicer does not, in light of the nature of the services performed and the terms and conditions of the sub-servicing agreement, constitute an entity for which a document described in
Item 1122(a), 1122(b) or 1123 under Regulation AB could be required now or in the future; (B) the Primary Servicer has contractually obligated such sub-servicer, at all times during such entity's tenure as sub-servicer, to deliver (annually not later than the date when the Primary Servicer is required to deliver analogous documents hereunder) to the Master Servicer, or to the
Primary Servicer (which shall cause same to be delivered to the Master
Servicer), the documents described in Items 1122(a), 1122(b) and 1123 under
Regulation AB (even if not actually then required under Regulation AB); or (C)
such sub-servicer is initially an entity described in clause (A), but the terms of the related sub-servicing agreement provide for a subsequent increase in such sub-servicer's sub-servicing rights and duties that would cause such entity no longer to be an entity described in clause (A) above, but, from and after the date when this occurs, such sub-servicer will be an entity described in clause
(B) above under the terms of such sub-servicing agreement. The Primary Servicer shall not enter into or amend a sub-servicing agreement after the Closing Date, unless the statement made in clause (A), clause (B) or clause (C) would be true upon the execution of such sub-servicing agreement or amendment. Following reasonable request of the Master Servicer, the Primary Servicer shall provide a current list of sub-servicers who are described by clause (A), clause (B) and clause (C).

            SECTION 3.21.       Primary Servicer May Resign.

            The Primary Servicer may resign from the obligations and duties hereby imposed on it at any time. No such resignation shall be effective until a successor primary servicer (which may include the Master Servicer and that, if not the Master Servicer, must be acceptable to the Master Servicer) has fully assumed in writing all the obligations of the Primary Servicer under this
Agreement.

            SECTION 3.22.       Assignment of Servicing.

            With respect to the responsibility of the Primary Servicer to service the Mortgage Loans hereunder, the Primary Servicer acknowledges that the
Master Servicer has acted in reliance upon the Primary Servicer's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.22, the
Primary Servicer shall not assign this Agreement or the servicing hereunder;
provided, however, that, the Primary Servicer may transfer its rights, interest and obligations under this Agreement if (i) the Primary Servicer causes to be delivered to the Master Servicer a Rating Agency Confirmation with respect to such assignment, and, if the Trust is then subject

                                      -27-

to the reporting requirements under the Exchange Act, the Master Servicer and the Depositor have consented in writing to such transfer, which consent shall not be unreasonably withheld, or (ii) the Master Servicer and the Depositor have consented in writing to such transfer, which consent shall not be unreasonably withheld. No such assignment shall be effective unless the transferee shall have assumed in writing all of the Primary Servicer's obligations and duties hereunder.

            SECTION 3.23.       Indemnification.

            (a)   The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master
Servicer (including any of their partners, directors, officers, employees or agents) from and against any and all liability, claim, loss, cost, penalty, expense or damage of the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees or agents) resulting in any way from either the failure of the indemnitor to observe or perform any of its covenants or agreements contained in this Agreement or the breach by the indemnitor of a representation or warranty contained in this Agreement. For the avoidance of doubt, neither the Master Servicer nor the Primary Servicer shall have any liability under the immediately preceding sentence for any loss that is caused by any action that is required to be taken by the Master Servicer under the Pooling and Servicing Agreement or by the Primary Servicer under this
Agreement or the Master Servicer's failure or the Primary Servicer's failure to take any action that the Master Servicer or the Primary Servicer is required to refrain from taking under the Pooling and Servicing Agreement or this Agreement, respectively. Each indemnified party hereunder shall give prompt written notice from time to time to the applicable indemnifying party or parties of material developments in matters which may give rise to liability of such indemnifying parties hereunder; provided, however, that failure to give such notice shall not relieve the indemnifying party of any liability except to the extent of actual prejudice. The indemnifying party shall assume the defense of any such claim
(with counsel reasonably satisfactory to the Primary Servicer) and pay all expenses in connection therewith, without right of reimbursement. Each indemnified party hereunder shall give prompt written notice from time to time to the applicable indemnifying party or parties of material developments in matters which may give rise to liability of such indemnifying parties hereunder;
provided, however, that failure to give such notice shall not relieve the indemnifying party of any liability except to the extent of actual prejudice.
The Primary Servicer shall indemnify the Depositor for any breaches of the last sentence of Section 3.20(c) on the same terms and conditions.

            (b)   The Master Servicer agrees to use reasonable efforts to pursue the Trust Fund for indemnification against any loss, liability or expense suffered by the Primary Servicer in connection with the Primary Servicing of the
Mortgage Loans as to which the Pooling and Servicing Agreement grants to the
Master Servicer or its agents a right to indemnification from the Trust Fund.
The Master Servicer further agrees to remit promptly to the Primary Servicer any proceeds deemed due to the Primary Servicer recovered by the Master Servicer, net of expenses incurred by (and not otherwise reimbursed to) the Master
Servicer in pursuing such indemnification. The Master Servicer's obligations under this Section shall be conditioned on (i) its receipt of written notice from the Primary Servicer specifying its loss, liability or expense, and (ii)
the continued cooperation by the Primary Servicer with the Master Servicer in pursuing such indemnification.

            SECTION 3.24.       Assumption or Termination by Trustee.

            If the Master Servicer shall for any reason no longer be the Master
Servicer, pursuant to the Pooling and Servicing Agreement (including, without limitation, by reason of an Event of Default and its termination thereunder), the successor Master Servicer (including the Trustee or its designee) shall assume the terminated Master Servicer's obligations or responsibilities under this Agreement, provided

                                      -28-

that the Primary Servicer is not in default under this Agreement, as a condition precedent to its becoming successor Master Servicer.

            SECTION 3.25.       Purchaser Termination of Agreement.

            Any purchaser of a Mortgage Loan pursuant to the Pooling and
Servicing Agreement may terminate this Agreement with respect to such purchased
Mortgage Loan at its option and without penalty.

            SECTION 3.26.       Inspection Rights of Master Servicer.

            The Primary Servicer shall afford the Master Servicer and the
Trustee, upon reasonable notice and during normal business hours, reasonable access to all records, information, books and documentation regarding the
Mortgage Loans, and all accounts, insurance policies and other relevant matters relating to this Agreement, and access to Servicing Officers of the Primary
Servicer responsible for its obligations hereunder. Without limiting the foregoing, the Master Servicer may visit the offices of the Primary Servicer no more than once annually (including visits under similar primary servicing agreements between the Master Servicer and the Primary Servicer for commercial mortgage loans) for the purpose of reviewing the Primary Servicer's compliance with this Agreement and such similar agreements, upon reasonable notice and during normal business hours, and Primary Servicer will cooperate with Master
Servicer to provide Master Servicer with the information that Master Servicer reasonably requests to permit such review. Notwithstanding the foregoing, nothing in this paragraph shall require the Primary Servicer to (i) certify or verify the accurateness or completeness of any information provided to the
Primary Servicer by third parties, (ii) to certify information other than to the
Primary Servicer's knowledge and in accordance with the Primary Servicer's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by the Primary Servicer have been completed except as they have been left blank on their face.

                                      -29-

                                   ARTICLE IV

                EXCHANGE ACT REPORTS; ANNUAL COMPLIANCE DOCUMENTS

            SECTION 4.01.       Exchange Act Reports; Annual Compliance
                                Documents.

            (a)   Regulation AB Compliance. The Primary Servicer shall comply with the reporting, certification and other requirements contemplated to be complied with by a "Reporting Servicer", a "Primary Servicer", a "Servicing
Function Participant" or an "Additional Servicer" under Article XI of the
Pooling and Servicing Agreement (whether or not the Primary Servicer's activities satisfy the percentage requirement set forth in the definition of
"Servicing Function Participant" under the Pooling and Servicing Agreement (or, implicitly, in the definitions of "Reporting Servicer" or "Primary Servicer"
under the Pooling and Servicing Agreement) or the definitional requirements of
"Additional Servicer" under the Pooling and Servicing Agreement). The Primary
Servicer shall deliver any reports, certifications or other documents as required by Section 11.11, Section 11.12 or Section 11.13 of the PSA or by this
Section 4.01 in accordance with the delivery requirements set forth therein, provided, however, that if the Primary Servicer delivers all required reports, certifications or other documents to the Master Servicer by March 7th of the applicable year (nothwithstanding any other delivery requirement set forth in the PSA), the Master Servicer, on the Primary Servicer's behalf, shall forward any reports, certifications or other documents delivered by the Primary Servicer to the other transaction parties as required by Section 11.11, Section 11.12 or
Section 11.13 of the PSA.

            (b)   Filing Obligations - General. The Primary Servicer shall
cooperate with the Master Servicer, the Certificate Administrator, the Depositor
and any other Applicable Depositor in connection with the satisfaction of the
Trust's (or another ABS Issuing Entity's) reporting requirements under the
Exchange Act.

            (c)   Certain Reports, Certifications and Compliance Information.

                  (i)     Sub-servicers. With respect to all sub-servicers,
      other than sub-servicers who are contractually obligated to deliver analogous annual compliance documents for the relevant period (as contemplated by the last two sentences of Section 3.20), the compliance documents required to be delivered by the Primary Servicer as contemplated by Sections 11.11 (compliance statement), Section 11.12 ( annual report on assessment of compliance) and Section 11.13 (registered public accounting firm attestation report) of the PSA shall be rendered as if all activities performed by sub-servicers had been performed directly by the Primary
      Servicer.

                  (ii)    Sarbanes-Oxley Back-Up Certification. In furtherance
      of the second sentence of Section 11.08 of the Pooling and Servicing
      Agreement, simultaneously with its delivery of the Primary Servicer Form
      10-K Information Report, the Primary Servicer shall execute and deliver to or as directed by the Master Servicer and/or the Depositor a backup certification, which shall be in the precise form attached as Exhibit M-2 to the Pooling and Servicing Agreement.

                  (iii)   Annual Compliance Documents. The Primary Servicer
      shall deliver an annual compliance statement pursuant to Item 1123 of
      Regulation AB (as contemplated by Section 11.11 of the Pooling and
      Servicing Agreement), an annual report on assessment of compliance with
      Servicing Criteria pursuant to Item 1122 of Regulation AB (as contemplated by Section 11.12 of the Pooling and Servicing Agreement) and a registered public accounting firm attestation report pursuant to Item 1122 of
      Regulation AB (as contemplated by Section 11.13 of the Pooling and
      Servicing Agreement), in each case regardless of the number and percentage of

                                      -30-

      Mortgage Loans serviced at any time by the Primary Servicer, for so long as the Trust is subject to the reporting requirements of the Exchange Act.
      The Primary Servicer shall deliver an annual compliance statement pursuant to Item 1123 of Regulation AB (as contemplated by Section 11.11 of the
      Pooling and Servicing Agreement) and in lieu of delivering or causing to be delivered a report on an assessment of compliance with the Relevant
      Servicing Criteria otherwise required to be delivered by such Person under
      Section 11.12 and a related attestation report of a registered public accounting firm otherwise required to be delivered by such Person under
      Section 11.13, to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to render and to deliver a statement to the Master Servicer to the effect that such firm has examined the servicing operations of the Primary Servicer for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Primary Servicer has complied during such previous calendar year with the minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report, for so long as the Trust is no longer subject to the reporting requirements of the
      Exchange Act. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

            (d)   Forms of Reports. Each report and certification delivered by the Primary Servicer shall appear under a cover substantially in the form attached to the PSA as Exhibit Q thereto. Each report, certification and statement that is delivered or rendered by the Primary Servicer itself shall be signed by the senior officer of the Primary Servicer in charge of the servicing function of the Primary Servicer. In no event shall any statement or legend
(whether such statement is included in, accompanies or is referred to in a report or certification hereunder) that purports to disclaim liability for any report or certification, or any portion thereof, have any force or effect to the extent that such limitation on liability would not be given effect under the
Securities Act, the Exchange Act or the Regulations if a similar statement or legend were made by or on behalf of the applicable ABS Issuing Entity, the
Master Servicer or the Depositor in a report or certification filed with the SEC or otherwise pursuant to the Regulations. The preceding statement shall not be construed to allow any limitation on liability that is not otherwise contemplated under this Section. The Primary Servicer shall deliver or caused to be delivered to the Master Servicer a copy of each notice, report, certification or other document delivered by or on behalf of the Primary Servicer to any
Person (other than the Master Servicer) under Article XI of the Pooling and
Servicing Agreement, in each case simultaneously with the delivery thereof to such Person.

            (e)   Evidence of Engagement of Accounting Firm. Not later than
November 1 of each calendar year (for so long as the Trust is subject to the reporting requirements of the Exchange Act), the Primary Servicer shall deliver to the Master Servicer evidence (reasonably satisfactory to the Master Servicer)
of the Primary Servicer's engagement of an accounting firm to perform the report described in Section 11.13 of the Pooling and Servicing Agreement. In addition, such firm either shall be a "big four" accounting firm or subject to the reasonable approval of the Master Servicer.

            (f)   Development of Applicable Servicing Criteria. If the Master
Servicer determines that any Relevant Servicing Criteria are not applicable to the Primary Servicer and the Master Servicer so requests, the Primary Servicer shall cooperate with a Master Servicer in developing a subset of the Relevant
Servicing Criteria that are applicable to the Primary Servicer based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Primary Servicer and that are backed by the same asset type backing the Certificates.

                                      -31-

            (g)   Reliance on Information. For purposes of its obligations under this Section, the Primary Servicer shall be entitled to rely on the following information to the extent that such information relates to mortgage loans that are not serviced under this Agreement: (i) the final prospectus supplement prepared by the Depositor with respect to the offering of the securities issued by the ABS Issuing Entity, (ii) any reports delivered from time to time by the
Master Servicer, the master servicer for the ABS Issuing Entity (if such party is not the Master Servicer), the trustee for the ABS Issuing Entity and/or the paying agent, certificate administrator or other similar party for the ABS
Issuing Entity and (iii) information provided by the Depositor.

            (h)   Servicing Transfers. Notwithstanding any resignation, removal or termination of the Primary Servicer, or any assignment of the obligations of the Primary Servicer, pursuant to the other provisions of this Agreement, the
Primary Servicer shall remain obligated to comply from time to time with the reporting and certification obligations that would have been applicable under
Section 4.01(a) and/or Section 4.01(c)(ii) in the absence of such resignation, removal, termination or assignment, but only to the extent related to the time period prior to the effective date of such resignation, removal termination or assignment. Without limiting the generality of the preceding statement, if the
Primary Servicer voluntarily assigns its obligations under this Agreement pursuant to the other provisions of this Agreement (or with the consent of the
Master Servicer), then the successor Primary Servicer shall be obligated to cause the predecessor Primary Servicer to perform the surviving reporting and certification obligations set forth above and the failure to do so will constitute an "event of default" on the part of the successor Primary Servicer.

            (i)   Acknowledgments. The parties acknowledge that the terms and conditions of this Agreement may result in the commencement of one or more reporting and/or certification obligations on a date that is subsequent to the date of this Agreement. The parties acknowledge that the provisions of this
Section shall not be construed to require the Primary Servicer to sign any Form
8-K, Form 10-D or Form 10-K to be filed with respect to the ABS Issuing Entity with the SEC (except to the extent, if any, that the Regulations require such signature).

            (j)   Certain Determinations. Insofar as the determination of any reporting or certification obligation hereunder depends on an interpretation of the Securities Act, the Exchange Act or the Regulations, then, as between the
Primary Servicer on the one hand, and the Master Servicer or the Applicable
Depositor (pursuant to such agreements as they may enter into between each other in their respective sole discretion), on the other, the determination of the
Master Servicer or the Applicable Depositor shall be conclusive and binding in the absence of manifest error. The Primary Servicer shall be entitled to rely on any such determination that is made by the Master Servicer or the Applicable
Depositor. In the event that the Primary Servicer initiates legal proceedings asserting an interpretation that differs from any such determination of the
Master Servicer or the Applicable Depositor, then the Primary Servicer shall comply with such determination of the Master Servicer or the Applicable
Depositor unless and until a final, nonappealable judgment is rendered in connection with such proceedings, in which case such final, nonappealable judgment shall control. If the Primary Servicer receives notice of interpretations hereunder from the Master Servicer and the Applicable Depositor that conflict with each other, the Primary Servicer shall promptly notify the
Master Servicer and the Applicable Depositor, in which case the Primary Servicer shall comply with the interpretation described in the applicable notice from the
Master Servicer.

            (k)   Specific Regulatory Determinations. Notwithstanding any
contrary provisions set forth in this Agreement, if the SEC or its staff issues any order, no-action letter or staff interpretation that relates specifically to asset-backed securities issuers or transactions established by the Applicable
Depositor and/or its affiliates or specifically to the applicable ABS Issuing
Entity, then, subject to the immediately succeeding sentence, the Primary
Servicer shall comply with such order, no-action letter or staff interpretation insofar as such order, no-action letter or staff interpretation, or the interpretations

                                      -32-

reflected therein, does or would (if implemented) effect the reporting and certification obligations of the Primary Servicer hereunder. The compliance obligation otherwise described in the preceding sentence shall not be required unless there shall have been delivered to the Primary Servicer a notice of such order, no-action letter or staff interpretation, which notice attaches a copy of the applicable order, no-action letter or staff interpretation or relevant excerpts thereof.

            (l)   Indemnification. The Primary Servicer shall indemnify and hold harmless each of the Master Servicer, any master servicer for an ABS Issuing
Entity other than the PWR17 Trust, and each Certification Party (each such person, an "Indemnified Person") against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Indemnified Person arising out of (i) a breach of the Primary Servicer's representations and warranties under the third-to-last sentence of Section 3.20(c), (ii) any failure on the part of the Primary Servicer to perform any of its obligations under this
Section 4.01 or the next-to-last last sentence of Section 3.20(c) or (iii)
negligence, bad faith or willful misconduct on the part of the Primary Servicer in the performance of such obligations. The Primary Servicer shall have no obligation to indemnify any Indemnified Person for an inaccuracy in the
Performance Certification of any other Person.

            If the indemnification provided for in the preceding paragraph is unavailable or insufficient to hold harmless any Indemnified Person, then the
Primary Servicer shall contribute to the amount paid or payable to the
Indemnified Person as a result of the losses, claims, damages or liabilities of the Indemnified Person in such proportion as is appropriate to reflect the relative fault of the Indemnified Person on the one hand and the Primary
Servicer on the other in connection with any breach, failure, negligence, bad faith or willful misconduct described in clause (i), (ii) or (iii) of the preceding paragraph.

            The foregoing shall be in addition to any remedy that an Indemnified
Person may otherwise have.

            The Master Servicer shall indemnify and hold harmless the Primary
Servicer against out-of-pocket liabilities, costs, fees and expenses, including reasonable legal fees and expenses incurred by the Primary Servicer arising out of (i) any interpretational determination made by the Master Servicer pursuant to Section 4.01(j) that conflicts with the interpretational determination made by the Primary Servicer pursuant to Section 4.01(j), provided that a final, nonappealable judgment of a court of competent jurisdiction agrees with or otherwise confirms the Primary Servicer's determination of the Primary
Servicers' reporting or certification obligations or (ii) any termination of the
Primary Servicer that is made, or claimed or purported to be made, under Section
5.01(a)(viii) in circumstances in which the standards and conditions for termination set forth in such Section 5.01(a)(viii) were not actually satisfied.

            If the indemnification provided for in the preceding paragraph is unavailable or insufficient to hold harmless the Primary Servicer, then the
Master Servicer shall contribute to the amount paid or payable to the Primary
Servicer as a result of the liabilities, costs, fees and expenses in such proportion as is appropriate to reflect the relative fault of the Primary
Servicer on the one hand and the Master Servicer on the other in connection with any improper determination or wrongful termination described in clause (i) or
(ii) of the preceding paragraph.

            The foregoing shall be in addition to any remedy that the Primary
Servicer may otherwise have.

                                      -33-

            (m)   No Delegation. The Primary Servicer shall not delegate or
subcontract any of its duties under this Section 4.01 under any circumstances, notwithstanding any provisions of this Agreement that otherwise authorizes the
Primary Servicer to delegate its obligations under this Agreement.

            (n)   Disclosure. The Primary Servicer hereby consents to the filing with the SEC, and the unrestricted disclosure to the public, of this Agreement, any amendment to this Agreement and any and all reports and certifications delivered under this Agreement.

            (o)   Changes in Law. In the event that the Securities Act, the
Exchange Act or the Regulations are amended to impose additional or more stringent reporting and/or certification obligations with respect to any ABS
Issuing Entity, which additional or more stringent reporting and/or certification obligations are not otherwise effective pursuant to the other provisions of this Agreement, the Primary Servicer shall negotiate in good faith with the Master Servicer for an amendment to this Section 4.01 to result in compliance with such law or regulation as so amended (if applicable to the
Primary Servicer). In the event that the Securities Act, the Exchange Act or the
Regulations are amended to reduce reporting and/or certification obligations with respect to any ABS Issuing Entity, the Master Servicer shall negotiate in good faith with the Primary Servicer for an amendment to this Section 4.01 to result in compliance with such law or regulation as so amended.

            (p)   Beneficiaries. This Section shall inure to the benefit of and be enforceable by the Master Servicer and the Depositor; and, with respect to subsection (l), each person or entity referred to therein.

                                      -34-

                                    ARTICLE V

                                     DEFAULT

            SECTION 5.01.       Events of Default.

            (a)   "Event of Default," wherever used in this Agreement with
respect to the Primary Servicer, means any of the following events:

                  (i)     any failure by the Primary Servicer to deposit into
      the Primary Certificate Account, or to deposit into, or to remit to the
      Master Servicer for deposit into, the Master Servicer's Collection
      Account, or to remit to the Special Servicer on a timely basis, any amount required to be so deposited or remitted under this Agreement or the failure by the Primary Servicer to notify the Master Servicer of material information it has actual knowledge of which would require the Master
      Servicer to make a Servicing Advance and such failure to notify causes the
      Master Servicer to trigger an Event of Default as defined in the Pooling and Servicing Agreement; or

                  (ii)    except in the case of Section 5.01(a)(iii), any
      failure on the part of the Primary Servicer to duly observe or perform in any respect any other of the covenants or agreements on the part of the
      Primary Servicer contained in this Agreement which continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; or

                  (iii)   any failure by the Primary Servicer to comply with one
      or more provisions of Section 4.01 or the last sentence of Section
      3.20(c); provided, however, that all of the following provisions shall apply:

                  (A)     to the extent the Master Servicer determines, in its
                          reasonable discretion, following consultation with the
                          Applicable Depositor, that the Primary Servicer is in
                          good faith attempting to remedy such failure and no
                          Certification Party will be materially and adversely
                          affected by giving the Primary Servicer an opportunity
                          to cure such failure, the Master Servicer may,
                          following consultation with the Applicable Depositor,
                          give the Primary Servicer such opportunity;

                  (B)     the period of time to cure such failure may not exceed
                          three (3) days;

                  (C)     no such cure period shall apply if such failure to
                          perform on the part of the Primary Servicer would
                          result in either failure by the Master Servicer (or
                          the master servicer in an Other Securitization) to
                          submit to the Depositor (or another Applicable
                          Depositor, as applicable), or failure by the Depositor
                          (or another Applicable Depositor) to submit to the
                          SEC, timely, complete and accurate reports of the type
                          described in Article XI of the Pooling and Servicing
                          Agreement;

                  (D)     unless the Master Servicer otherwise consents, the
                          cure period described in this Section 5.01(a)(iii)
                          shall end on the earlier of (I) the date on which the
                          Master Servicer has delivered (or would be required to
                          deliver) a report or certification to the Applicable
                          Depositor or to the SEC, which report is or would be
                          inaccurate, incomplete or unable to be rendered as a

                                      -35-

                          result of such failure of the Primary Servicer and
                          (II) the date on which the Applicable Depositor has
                          delivered (or would be required to deliver) a report
                          or certification to the SEC, which report is or would
                          be inaccurate, incomplete or unable to be rendered as
                          a result of such failure of the Primary Servicer; and

                  (E)     if, following the Primary Servicer's failure to comply
                          with any of its obligations under Section 4.01(a)
                          and/or Section 4.01(c) hereof on or prior to the dates
                          by which such obligations are to be performed pursuant
                          to, and as set forth in, such Sections, (x) the
                          Primary Servicer subsequently complies with such
                          obligations before the Master Servicer gives written
                          notice to the Primary Servicer that it is terminated
                          in accordance with this Section 5.01(a)(iii) and
                          Section 5.01(b), (y) the Primary Servicer's failure to
                          comply does not result in an Event of Default on the
                          part of the Master Servicer under Section 7.01(a)(vi)
                          or Section 7.01(a)(xiv) of the Pooling and Servicing
                          Agreement, (z) the Primary Servicer's failure to
                          comply does not cause the Certificate Administrator to
                          fail in its obligations to timely file the related
                          Form 8-K, Form 10-D or Form 10-K, as the case may be,
                          by the related 8-K Filing Deadline, 10-D Filing
                          Deadline or 10-K Filing Deadline, then such failure of
                          the Primary Servicer to so comply shall cease to be a
                          Primary Servicer Default under this Section
                          5.01(a)(iii) on the date on which such Form 8-K, Form
                          10-D or Form 10-K is so filed; or

                  (iv)    any breach on the part of the Primary Servicer of any
      representation or warranty under this Agreement which materially and adversely affects the interests of the Master Servicer or any Class of
      Certificateholders and which continues unremedied for a period of thirty
      (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the
      Master Servicer; or

                  (v)     a decree or order of a court or agency or supervisory
      authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (vi)    the Primary Servicer shall consent to the appointment
      of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property; or

                  (vii)   the Primary Servicer shall admit in writing its
      inability to pay its debts generally as they become due, file or consent to the filing of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;
      or

                  (viii)  any compliance assessment delivered by the Primary
      Servicer, or any attestation thereof by an accounting firm, includes an exception or variance from the criteria assessed therein that the Master
      Servicer determines, in its reasonable and good faith judgment, is

                                      -36-

      a material exception or variance from the servicing criteria addressed therein or from the established practices of prudent institutional servicers of commercial mortgage loans held by securitization vehicles; or

                  (ix)    (A) a Servicing Officer of the Primary Servicer
      receives actual knowledge that Fitch has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates
      (and such qualification, downgrade or withdrawal shall not have been reversed by Fitch within 60 days of the date thereof), or (ii) placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Fitch within 60 days of the date that such
      Servicing Officer of the Primary Servicer having obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Primary Servicer as the sole or material factor in such rating action or (B) both (i) a Servicing Officer of the
      Primary Servicer receives notice from Fitch or S&P to the effect that the continuation of the Primary Servicer in its capacity as such would result in the downgrade or withdrawal of any rating then assigned by Fitch or
      S&P, as the case may be, to any Class of Certificates and (ii) such notice is not withdrawn, terminated or rescinded within 90 days following the
      Primary Servicer's receipt of such notice.

            The Primary Servicer agrees to give prompt written notice to the
Master Servicer and the Depositor (and any other Applicable Depositor) upon the occurrence of any Event of Default.

            (b)   If any Event of Default shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may terminate, by notice in writing to the
Primary Servicer, all of the rights and obligations of the Primary Servicer as
Primary Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this
Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section, and, without limitation, the Master Servicer, after such termination of the Primary
Servicer's rights hereunder, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Primary Servicer agrees that if it is terminated pursuant to this
Section, it shall promptly (and in any event no later than ten (10) Business
Days subsequent to its receipt of the notice of termination) provide the Master
Servicer with all documents and records (including, without limitation, those in electronic form) reasonably requested by it to enable it to assume the Primary
Servicer's functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Primary Servicer's responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer's obligations hereunder, including, without limitation, the transfer within one
Business Day to the Master Servicer for administration by it of all cash amounts received by the Primary Servicer which shall at the time be or should have been credited by the Primary Servicer to the related Primary Certificate Account, the
Master Servicer's Collection Account, and any Escrow Accounts, or thereafter be received with respect to the Mortgage Loans. Notwithstanding other provisions of this paragraph, the Primary Servicer shall continue to be entitled to receive the payment of all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Servicing Advances or otherwise, and it and its partners, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.20 of this Agreement notwithstanding any such termination. The rights of the Master Servicer to terminate the Primary Servicer upon the occurrence of an Event of Default as set forth above shall be in addition to any other rights the Master Servicer may have at law or in equity.

                                      -37-

            SECTION 5.02.       Waiver of Defaults

            The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of
Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                      -38-

                                   ARTICLE VI

                                   TERMINATION

            SECTION 6.01.       Termination.

            (a)   Except as otherwise specifically set forth herein, the
obligations and responsibilities of the Primary Servicer shall terminate: (i)
upon the later of the final payment or other liquidation of the last Mortgage
Loan and the remittance of all funds due hereunder with respect to such Mortgage
Loans; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 6.02 below; (iv) upon termination of the
Pooling and Servicing Agreement; or (v) pursuant to Section 3.25 hereof with respect to such Mortgage Loan. Should the Master Servicer be terminated under the PSA, any successor Master Servicer shall assume the terminated Master
Servicer's obligations and responsibilities under the PSA and under this
Agreement, provided that the Primary Servicer is not in default under this
Agreement, as a condition precedent to its becoming successor Master Servicer.

            (b)   The Primary Servicer shall be entitled to all fees,
compensation and interest and earnings due to the Primary Servicer on the
Mortgage Loans accrued through the date of termination of its obligations and rights under this Agreement; provided, however, that the Primary Servicer shall continue to collect the Excess Servicing Fee after termination in accordance with the terms of this Agreement.

            SECTION 6.02.       Termination with Cause.

            The Master Servicer may, at its sole option, terminate any rights that the Primary Servicer may have hereunder with respect to any or all of the
Mortgage Loans, as provided in Section 6.01 of this Agreement upon the occurrence of an Event of Default, after the expiration of the applicable notice and cure periods, if any, granted to Primary Servicer. Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section
7.03 of this Agreement.

            SECTION 6.03.       Resignation of the Master Servicer.

            The Master Servicer shall not resign from the duties and obligations imposed hereunder, except in connection with a resignation of its duties under the Pooling and Servicing Agreement that is effected pursuant to and in accordance with the Pooling and Servicing Agreement. In the case of any such resignation, the resigning Master Servicer shall cause the proposed successor
Master Servicer to agree, in writing, to be bound by all of the duties and obligations of the Master Servicer under the terms of this Agreement, without modification, except for modifications which do not adversely affect the rights of the Primary Servicer hereunder.

                                      -39-

                                   ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.01.       Successor to the Primary Servicer.

            Concurrently with the resignation or termination of the Primary
Servicer's responsibilities and duties under this Agreement pursuant to Sections
3.21, 6.01 or 6.02, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary
Servicer under this Agreement accruing following the termination of the Primary
Servicer's responsibilities, duties and liabilities under this Agreement.

            SECTION 7.02.       Records.

            With respect to the Mortgage Loans, the Primary Servicer shall, upon the reasonable request of the Master Servicer, make available its records relevant to the performance of the Primary Servicer's obligations hereunder.

            SECTION 7.03.       Notices.

            All demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class mail, postage prepaid, or by recognized overnight courier, to the following addresses:

            (i)   if to the Master Servicer:

                                Wells Fargo Bank, National Association,
                                45 Fremont Street, 2nd Floor
                                San Francisco, California 94105
                                Attention: Commercial Mortgage Servicing

                                With a copy to:

                                Robert F. Darling, Esq.
                                Wells Fargo Bank, National Association,
                                633 Folsom Street, 7th Floor,
                                San Francisco, California 94111

            (ii)  if to the Primary Servicer:

                                Nationwide Life Insurance Company
                                One Nationwide Plaza, 34th Floor
                                Columbus, Ohio 43215-2220
                                Attention: Loan Servicing

or such other address as may hereafter be furnished to the other party by like notice.

                                      -40-

            SECTION 7.04.       Severability Clause.

            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this
Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 7.05.       Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 7.06.       Governing Law.

            This Agreement shall be construed in accordance with the laws of the
State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New
York, without regard to conflict of laws principles applied in the State of New
York.

            SECTION 7.07.       Protection of Confidential Information.

            The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor or the Trustee, without the Master Servicer's prior written consent, any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Primary Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement. In addition, the Master Servicer shall keep confidential and shall not divulge to any party other than the Depositor or the Trustee, without the Primary Servicer's written consent, any information which it obtains in its capacity as Master Servicer with regard to the Primary Servicer.

            SECTION 7.08.       Intention of the Parties.

            It is the intention of the parties this Agreement constitutes a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee, on behalf of the Certificateholders, remains the sole and absolute beneficial owner of the mortgage loans (including the Mortgage
Loans) and all rights related thereto.

            SECTION 7.09.       Beneficiaries.

            The parties hereto agree that the Trustee is an intended third-party beneficiary of this Agreement to the extent necessary to obtain the benefits of the performance of the obligations to the Trustee of each party hereto and that the Depositor and other persons identified in Section 4.1 are intended is third party beneficiaries of this Agreement to the extent of the rights afforded to them hereunder. However, none of the Depositor, the Trust Fund, the Trustee
(except to the extent the Trustee or its designee assumes the obligations of the
Master Servicer hereunder), any successor Master Servicer

                                      -41-

(unless and to the extent that the successor Master Servicer is a party to this
Agreement), as the case may be, or any Certificateholder shall have any duties or any liabilities arising hereunder.

            SECTION 7.10.       Successors and Assigns; Assignment of Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and permitted assigns of the Primary Servicer and the Master
Servicer.

            SECTION 7.11.       Waivers and Amendments.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. This Agreement may only be amended with the consent of the Primary Servicer and the Master
Servicer. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Primary Servicer hereunder shall be effective against the Primary Servicer without the consent of the Primary
Servicer. For so long as any ABS Issuing Entity is subject to the reporting requirements of the Exchange Act, the parties hereto may not amend or modify any provision of Section 4.01, Section 5.01(a)(iii), the last sentence of Section
3.20(c), the last two sentences of Section 3.26 or this sentence without the
Depositor's prior written consent.

            SECTION 7.12.       Exhibits.

            The exhibits to this Agreement and the Pooling and Servicing
Agreement are hereby incorporated by reference and made a part hereof and are an integral part of this Agreement.

            SECTION 7.13.       Reproduction of Documents.

            The provisions with respect to reproduction of documents set forth in the Pooling and Servicing Agreement are hereby incorporated herein by reference, provided that references therein to the Pooling and Servicing
Agreement shall, for purposes of this Agreement, be deemed to be references to this Agreement.

            SECTION 7.14.       Further Assurances.

            With respect to the Mortgage Loans, the Primary Servicer and the
Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                                      -42-

            IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer
have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                          NATIONWIDE LIFE INSURANCE COMPANY
                            Primary Servicer

                          By: /s/ Robert J. Maloney
                             ------------------------------------
                          Name: Robert J. Maloney
                          Title: Investment Leader Real Estate Investments
                                 Authorized Signatory

                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                            Master Servicer

                          By: /s/ Kristian J. F. Bornemann
                          Name: Kristian J. F. Bornemann
                               ----------------------------------
                          Title: Vice President

                                              Exhibit C
                                       Mortgage Loan Schedule

                                            Primary     Excess Primary   Total Primary
Loan                                        Servicing   Servicing        Servicing       Cut-Off
Pool                                        Fee Rate    Fee Rate         Fee Rate        Date
No.    Loan Name                            (bps)       (bps)            (bps)           Balance
----   ----------------------------------   ---------   --------------   -------------   ------------

05     Westin Building                      0.500       2.500            3.000           $110,000,000
27     All Seasons of Rochester Hills       1.000       5.000            6.000           $22,000,000
40     Town Center Plaza                    1.000       7.000            8.000           $16,647,270
63     Madison Square Shopping Center       1.000       7.000            8.000           $11,840,000
72     Coastal Sunbelt Warehouse            1.000       7.000            8.000           $10,725,000
78     Lakeland South Plaza                 1.000       3.000            4.000           $10,255,000
83     Hillcrest Shopping Center            1.000       7.000            8.000           $9,991,336
99     Hilton Garden Inn- Wichita           1.000       11.000           12.000          $8,440,000
118    Iskalo Office and Retail Portfolio   1.000       5.000            6.000           $6,960,801
139    Alamo Plaza                          1.000       3.000            4.000           $5,865,000
143    PetSmart                             1.000       7.000            8.000           $5,744,954
152    Judge Building                       1.000       6.000            7.000           $5,384,907
156    Pleasant View Apartments             1.000       6.000            7.000           $5,000,000
170    Town Centre Offices                  1.000       7.000            8.000           $4,496,161
176    Willow Run Apartments                1.000       7.000            8.000           $4,120,000
178    BrandiCorp Ground Lease              1.000       7.000            8.000           $3,996,552
180    County Line Crossing                 1.000       7.000            8.000           $3,992,872
181    Bridges at Smoky Hill                1.000       4.000            5.000           $3,900,000
193    FAL Building                         1.000       7.000            8.000           $3,497,122
206    Kennedy Crossing                     1.000       7.000            8.000           $3,144,556
209    Auto Palace                          1.000       6.000            7.000           $3,000,000
220    325 East Chicago Street Office       1.000       7.000            8.000           $2,796,249
221    333 East Chicago Street Office       1.000       7.000            8.000           $2,794,206
222    Shoppes of Deerfield North           1.000       4.000            5.000           $2,785,000
228    Summer Village                       1.000       7.000            8.000           $2,692,968
229    Beechwold Place                      1.000       7.000            8.000           $2,678,502

                                    EXHIBIT Q

                        Fee, Timing and Consent Addendum
                        --------------------------------

                        Fee, Timing, and Consent Addendum

To the extent the consent of the Master Servicer or Special Servicer is required under the Primary Servicing Agreement or Pooling and Servicing Agreement before the Primary Servicer is permitted to undertake particular actions referenced below, this addendum shall govern the fee and time frames in which such consent must be given for certain related matters; provided, however, that this addendum
(1) shall apply only as between the Master Servicer, on the one hand, and the
Primary Servicer, on the other, and (2) shall be subject in all respect to the rights of the Special Servicer, the Trustee, the Certificate Administrator and
all other third parties under the Pooling and Servicing Agreement. Any conflict between the provisions of this Fee, Timing, and Consent Addendum and the Pooling and Servicing Agreement shall be resolved in favor of the Pooling and Servicing
Agreement. Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Primary Servicing Agreement.

If the consent of the Master Servicer or Special Servicer is required for any action contemplated within this Primary Servicing Agreement, the Primary
Servicer shall promptly prepare and provide to the Master Servicer or Special
Servicer, as applicable, notice of any Borrower request for approval of such transaction, the Primary Servicer's recommendations and analysis and all information reasonably available to the Primary Servicer that the Master
Servicer or Special Servicer may reasonably request in order to withhold or grant any such consent. The Primary Servicer shall be entitled to contact the
Special Servicer directly in regard to any Borrower request for an approval of a recommended course of action contemplated by Section 3.09 and Section 3.15 if the Special Servicer is entitled to grant or withhold consent to such request under the terms of the Pooling and Servicing Agreement.

Timing (Interaction with Master Servicer, if required pursuant to this
Agreement): Unless otherwise as set forth below, the Master Servicer has 5
Business Days to respond to the recommendation of the Primary Servicer from the date of receipt. Failure of the Master Servicer to respond within the timeframes specified above will be deemed a waiver of its right to consent and as such the recommendation shall be deemed approved.

Timing (Interaction with the Special Servicer, if required pursuant to the
Pooling and Servicing Agreement): If the Special Servicer has not requested additional information within four Business Days following the Special
Servicer's receipt of the Primary Servicer's recommendation and analysis, consent to Primary Servicer's recommended course of action shall be deemed granted if not expressly denied within 10 Business Days of Special Servicer's initial receipt of Primary Servicer's recommendation and analysis. If the
Special Servicer has requested additional information on or before the date that is four Business Days following the Special Servicer's initial receipt of the
Primary Servicer's recommendation and analysis, consent to the Primary
Servicer's recommended course of action shall be deemed granted if not expressly denied within six Business Days following the Special Servicer's receipt of additional information from Primary Servicer.

I.    Assumption/Transfers

Reference:

      o     Section 3.09 of the Agreement

      o     Section 3.01(b)(iii) and 3.08 of the PSA;

Role: (1) Master Servicer hereby acknowledges the Primary Servicer has been delegated all of the Master Servicer's rights and duties regarding assignment and assumptions under the PSA. Primary Servicer shall provide the Special
Servicer with its recommendation and the appropriate back-up materials utilizing the form noted in Exhibit L (or other form as required by the applicable Special

Servicer). A copy of the applicable recommendation, backup materials and other documents shall be provided to the Master Servicer.

(2) Primary Servicer shall have the right to exercise the Master Servicer's authority under the PSA to consent to any transfers of an interest of a Borrower to the extent such transfer is allowed under the terms of the related Mortgage
Loan (without exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan Documents that do not include any other approval or exercise of discretion), including any consent to transfer to any subsidiary or
Affiliate of the Borrower, to a Person acquiring less than a majority interest in the Borrower.

(3) Primary Servicer shall have the right to consent to any transfers of an interest of a Borrower of greater than 49% to the extent such transfer is allowed under the terms of the related Mortgage Loan (without exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan
Documents that do not include any other approval or exercise of discretion), including any consent to transfer to any subsidiary or Affiliate of the
Borrower; provided, however, that rating agency confirmation from each Rating
Agency will be required for any loan that meets one or more of the following criteria:

      o     together with other loans that are cross-collateralized with, or have the same or an affiliated Borrower as, such loan, represents 5%
            or more of the aggregate principal balance of Pooled Mortgage Loans;

      o     together with other loans that are cross-collateralized with, or have the same or an affiliated Borrower as, such loan, is one of the ten largest Pooled Mortgage Loans (by Stated Principal Balance);

      o     together with other loans that are cross-collateralized with, or have the same or an affiliated Borrower as, such loan, has a Cut-off
            Date Principal Balance (contribution balance) in excess of $20 million.

(4) In no event shall the Primary Servicer approve any request for approval of a
Borrower interest unless such approval is consistent with the Servicing Standard and the additional conditions set forth in Section 3.09(d), Section 3.09(h) and
Section 3.09(i) of this Agreement are satisfied.

      o     Fee: A maximum non-refundable processing fee of $3,000 will be collected from the borrower. $1,000 of such fee shall be paid to the
            Sub-Servicer and the remainder shall be divided in accordance with
            Section XIII below. The processing fee shall be deducted from the portion of any assumption fee (1% or other amount provided for in the loan documents) remaining after deduction of the Special
            Servicer's entitlement, if any, pursuant to the Pooling and
            Servicing Agreement and this Agreement.

II.   Leasing

Reference:

      o     Pursuant to Section 3.20(f)(iv) of the PSA;

Role: Master Servicer hereby acknowledges the Primary Servicer shall have the right to exercise the Master Servicer's authority under the PSA to grant consents involving routine leasing activities (other than SDNAs, which are addressed in Section III below) that affect less than the greater of (a) 30% of the net rentable area of the Mortgaged Property, or (b) 30,000 square feet of the Mortgaged Property (the "Leasing Threshold"). Leases above the Leasing
Threshold shall require the consent of the Special Servicer.

Fee: No fee will be charged for a lease review for which lender must grant consent under the mortgage loan documents. If lender consent is not mandated, a maximum fee of $1,000 may be charged to Borrower. $250 of such fee shall be paid to the Sub-Servicer and the remainder shall be divided in accordance with
Section XIII below.

III.  SNDA

Reference:

      o     Pursuant to Section 3.20(f)(iv) of the PSA;

Role: Master Servicer hereby acknowledges the Primary Servicer shall have the right to exercise the Master Servicer's authority under the PSA to negotiate and enter into subordination and non-disturbance and attornment agreements ("SNDAs")
for leases at or below the Leasing Threshold. SNDA requests above the Leasing
Threshold shall require the consent of the Special Servicer.

Fee: No fee will be charged for a standard form SNDA, or one with nonmaterial changes. For a non-standard SNDA form, a maximum fee of $1,000 may be charged to the Borrower. $250 of such fee shall be paid to the Sub-Servicer and the remainder shall be divided in accordance with Section XIII below.

IV.   Partial Release of Collateral, including Condemnation

Reference:

      o     Pursuant to Section 3.20(f)(ii) of the PSA;

Role: Master Servicer hereby acknowledges that the Primary Servicer shall have the right to exercise the Master Servicer's authority to approve releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related
Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan Documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan Documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property). The release of condemnation proceeds shall be governed by Section VIII of this Addendum. All other partial releases of collateral, including without limitation condemnations affecting any material parcel or the use or value of the Mortgage Loan, shall require the consent of the Master Servicer (if the PSA does not require the Special
Servicer's consent) or the Special Servicer (if the PSA requires the Special
Servicer's consent).

Fee: A non-refundable processing fee not to exceed $1,000 may be charged to the
Borrower. $250 of such fee shall be paid to the Sub-Servicer and the remainder shall be divided in accordance with Section XIII below.

V.    Easements

Reference:

      o     Pursuant to Section 3.20(f)(iii) of the PSA;

Role: Master Servicer hereby acknowledges the Primary Servicer shall have the right to exercise the Master Servicer's authority under the PSA to grant easements or rights of way that do not materially or adversely affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan. All other easement requests shall require the consent of the Special Servicer.

Fee: A non-refundable processing fee not to exceed $1,000 may be charged to the
Borrower. $250 of such fee shall be paid to the Sub-Servicer and the remainder shall be divided in accordance with Section XIII below.

VI.   Secondary Financing/ "Due-on-Encumbrance" Reference:

      o     Pursuant to Section 3.01(b)(iii) and 3.08 of the PSA;

Role:
The consent of the Master Servicer shall be required for any secondary financing if (a) the transaction is permitted under the related Mortgage Loan Documents and (b) the conditions to the transaction that are set forth in the related
Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related Mortgage Loan
Documents that do not include any other approval or exercise). All other requests for subordinate financing or waiver of "due-on-encumbrance" provisions shall require the consent of the Special Servicer.

In addition to the preceding paragraph, Rating Agency confirmation will be required for any loan which meets one or more of the following criteria:

      o     represents 2% or more of the then aggregate principal balance of all of the Pooled Mortgage Loans then in the Trust Fund;

      o     is one of the ten largest Pooled Mortgage Loans then in the Trust
            Fund by principal balance;

      o     has an aggregate combined loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%;

      o     has an aggregate combined debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is less than 1.2x.

Fee: A non-refundable processing fee not to exceed $1,000 may be charged to the
Borrower. $250 of such fee shall be paid to the Sub-Servicer and the remainder shall be divided in accordance with Section XIII below.

VII.  Defeasance

Reference:

      o     Pursuant to Section 3.01(b)(ii) and 3.19(d) and 3.20(a)(i) of the
            PSA;

Role: Master Servicer hereby acknowledges the Primary Servicer shall have the right to exercise the Master Servicer's authority to close defeasances of a loan in accordance with terms of the related Mortgaged Loan Documents and the Pooling and Servicing Agreement; provided, however, that (1) in no event shall such defeasance be allowed on or before the second anniversary of the Closing Date;
(2) defeasance shall be allowed only in strict compliance with the related
Mortgage Loan Documents; and (3) the Primary Servicer will cause compliance with the notice and, if applicable, rating agency confirmation requirements of
Section 3.19 of the Pooling and Servicing Agreement. Such requirements include:

      o     If any of the following conditions exist: (i) the Mortgaged Loan has a Cut-off Date Principal Balance greater than or equal to
            $35,000,000 or an outstanding principal balance greater than 2% of the aggregate Stated Principal Balance of the Mortgage Pool; (ii)
            the Mortgaged Loan is currently one of the top ten largest by Stated
            Principal Balance; or (iii) the terms of the Mortgage Loan do not permit the applicable Primary

            Servicer to impose the requirements of Section 3.19(d)(i) through
            (vi) of the Pooling and Servicing Agreement and the Primary Servicer
            does not satisfy such requirements on its own; or (iv) the Primary
            Servicer is unable to execute and deliver the certification attached as Exhibit O to the Pooling and Servicing Agreement in connection with the subject defeasance, then: the Primary Servicer shall notify the Rating Agencies, the Controlling Class Representative and, if
            any Mortgage Loan in a Serviced Mortgage Loan Group is involved, the related Non-Pooled Mortgage Loan Noteholder(s) and, so long as such a requirement would not violate applicable law or the Servicing
            Standard, obtain a written confirmation from each Rating Agency for the Rated Certificates that such defeasance will not result in an
            Adverse Rating Event with respect to any Class of Rated Certificates rated by such Rating Agency.

      The Primary Servicer shall notify the Master Servicer at the onset of a defeasance request made by Borrower, and shall provide the Master Servicer with copies of all applicable documents throughout the process, including the items noted in Exhibit J of this Agreement. The Primary Servicer shall deliver to each Rating Agency a certification substantially in the form as
      Exhibit O attached to the PSA for loans that do not meet critieria (i) or
      (ii) above.

Fee: As negotiated between Master Servicer and Primary Servicer.

VIII. Escrows, Letter of Credits, and Other Release of Funds

Reference:

      o     Pursuant to Section 3.03(d) and 3.20(f)(viii) of the PSA

Role: Master Servicer hereby acknowledges that the Primary Servicer shall have the right to exercise the Master Servicer's authority to approve any releases or reductions of or withdrawals from (as applicable) any Letters of Credit, Reserve
Funds or other Additional Collateral with respect to any Mortgaged Property in amounts up to and including $250,000, where the release or reduction of or withdrawal from (as applicable) the applicable Letter of Credit, Reserve Funds or Additional Collateral is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related Mortgage Loan Documents that do not include any other approval or exercise). Any releases or reductions of or withdrawals from (as applicable) any Letters of Credit, Reserve Funds or other Additional Collateral with respect to any Mortgaged Property in amounts in excess of $250,000 and which otherwise meet the preceding qualifications will require the consent of the Master Servicer. All other requests for releases or reductions of or withdrawals from (as applicable) any Letters of Credit, Reserve Funds or other
Additional Collateral shall require the consent of the Special Servicer.

All escrows will be held by the Primary Servicer with any interest earned on the escrows either retained by the Primary Servicer or paid to the borrower as the case may be. Releases from any escrows held for taxes and insurance do not require consent of the Master Servicer or the Special Servicer if the release is being used to pay tax or insurance billings.

Fee: No fee will be charged for a release under this section.

IX.   Payoffs

Role: Any prepayment quote, including any required prepayment premium, must be forwarded to the Master Servicer for verification.

Timing (Interaction with Master Servicer): The Master Servicer has 2 Business
Days from the date the quote is provided by the Primary Servicer to confirm the amount. Failure of the Master Servicer to respond to the Primary Servicer's request within 2 Business Days shall be deemed a waiver of its right to verify such prepayment quote.

Fee: No fee will be charged for pay off quotes.

X.    Cash Management

Reference:

      o     Pursuant to Section 3.02(a) of the PSA;

Role: Master Servicer hereby acknowledges the Primary Servicer has been delegated certain rights and duties of the PSA regarding the collection of all payments required under the terms and provisions of the respective Serviced
Mortgage Loans it is obligated to service.

Timing:

      o     Sub-Servicer shall collect payments from borrower and, except in connection with payoffs (principal prepayments, liquidations and balloon payments), shall have 1 Business Day to remit such payments to the Primary Servicer by way of ACH.

      o     Primary Servicer shall remit to the Master Servicer all payments collected on the applicable Determination Date. Any payments received by the Primary Servicer on or after the applicable
            Determination Date shall be remitted to the Master Servicer within 1
            Business Day following receipt by the Primary Servicer.

      o     Principal prepayments, liquidations, and balloon payments shall be remitted to the Master Servicer on the day of receipt by the Primary
            Servicer but no later than the next business day.

Fee: No fee will be charged with respect to cash management transactions.

XI.   Property Manager

Reference:

      o     Pursuant to Section 3.20(f)(vii) of the PSA;

Role:
Master Servicer hereby acknowledges the Primary Servicer shall have the right to exercise the Master Servicer's authority to approve a change of the property manager at the request of the related Borrower provided the property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with Section 3.08 of the PSA or
(B) the successor property manager is not affiliated with the Borrower and is a nationally or regionally recognized manager of similar properties and the related Serviced Pooled Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then aggregate Stated
Principal Balance of the Mortgaged Pool, whichever is less. All other property management changes shall require the consent of the Special Servicer.

Fee: No fee will be charged with respect to cash management transactions

XII.  Other Fees

      o     Subject to the Servicing Standard, the Primary Servicer or
            Sub-Servicer will not be responsible for payment of any fees required by the Master Servicer, Special Servicer or other party that cannot be collected from the borrower under the terms of the loan documents.

      o     Any other fees, including those received in the circumstances described in this addendum, and in addition to those fees listed in this addendum, will be allocated pursuant to the PSA and this
            Agreement.

      o     The Primary Servicer acknowledges the Master Servicer shall be entitled to the entire late charge collected from or on behalf of any Borrower.

      o     No fees will be waived by the Master Servicer or the Primary
            Servicer that are due to the Special Servicer under the PSA, without the written consent of the Special Servicer.

XIII. Fee Split

      Special Servicer involved in the request (if required by the PSA):

      50% of total fees due to the Special Servicer (if set forth in the PSA)
      Funds due to Sub-Servicer as indicated above
      25% of remaining amount due to Master Servicer
      25% of remaining amount due to Primary Servicer

      No Special Servicer involvement with the request:

      Funds due to Sub-Servicer as indicated above
      50% of remaining amount due to Master Servicer
      50% of remaining amount due to Primary Servicer

XIV.  Non-cancellation of Primary Servicer and Sub-Servicer

Master Servicer and Special Servicer shall not have the right to terminate the
Primary Servicer except as set forth in Article XI of this Agreement.